Exhibit 10.1







                            FACILITIES AGREEMENT


                         DATED 13th November, 2000


                               US$850,000,000



                                    FOR

                               AUTOLIV, INC.

                             AUTOLIV ASP, INC.

                                    and

                                 AUTOLIV AB




                                ARRANGED BY

                                BANK ONE, NA

                                    and

                            SEB MERCHANT BANKING








                               ALLEN & OVERY
                                   London
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                                   INDEX

Clause                                                              Page

1.       Interpretation...............................................1
2.       The Facility................................................15
3.       Purpose.....................................................18
4.       Conditions Precedent........................................19
5.       Revolving Loans.............................................19
6.       Swingline Loans.............................................20
7.       Repayment...................................................21
8.       Prepayment and Cancellation.................................22
9.       Interest Periods............................................23
10.      Interest....................................................24
11.      Optional Currencies.........................................27
12.      Payments....................................................28
13.      Taxes.......................................................30
14.      Market Disruption...........................................32
15.      Increased Costs.............................................33
16.      Illegality..................................................34
17.      Guarantee...................................................34
18.      Representations and Warranties..............................37
19.      Undertakings................................................42
20.      Default.....................................................51
21.      The Agents and the Arrangers................................54
22.      Fees........................................................59
23.      Expenses....................................................60
24.      Stamp Duties................................................61
25.      Indemnities.................................................61
26.      Evidence and Calculations...................................62
27.      Amendments and Waivers......................................62
28.      Changes to the Parties......................................63
29.      Disclosure of Information...................................66
30.      Set-Off.....................................................66
31.      Pro Rata Sharing............................................67
32.      Severability................................................68
33.      Counterparts................................................68
34.      Notices.....................................................68
35.      Language....................................................70
36.      Jurisdiction................................................71
37.      Governing Law...............................................72
38.      Integration.................................................72
39.      Waiver of Jury Trial........................................72

Schedules

1.       Various Parties.............................................73
2.       Conditions Precedent Documents..............................76
3.       Calculation of the Mandatory Cost...........................78
4.       Form of Request.............................................80
5.       Form of Novation Certificate................................81
Signatories..........................................................82

THIS AGREEMENT is dated 13 November, 2000 between:

(1) AUTOLIV, INC. (incorporated under the laws of the State of Delaware, U.S.A.) (in this capacity, the "Parent");

(2) AUTOLIV, INC. (incorporated under the laws of the State of Delaware, U.S.A.), AUTOLIV ASP, INC. (incorporated under the laws of the State of Indiana, U.S.A.) and AUTOLIV AB (incorporated under the laws of Sweden) (each a "Borrower" and together, the "Borrowers");

(3) BANK ONE, NA and SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as arrangers (the "Arrangers");

(4)      THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the
         "Banks");

(5) SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as facility agent (the "Facility Agent"); and

(6)      BANK ONE, NA as swingline agent (the "Swingline Agent").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "Affiliate"

         means a Subsidiary or a holding company of a person or any other Subsidiary of that holding company.

         "Affiliated Bank"

         means a Bank which is an Affiliate of another Bank.

         "Agent"

         means the Facility Agent or the Swingline Agent.

         "Bank"

         means a Revolving Credit Bank or a Swingline Bank.

         "Board"

         means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

         "Business Day"

         means a day (other than a Saturday or a Sunday):

         (a)      on which banks are open for general business in:

                  (i)      London;

                  (ii)     New York; and

                  (iii) in relation to a transaction involving an Optional Currency other than Sterling, the principal financial centre of the jurisdiction of that Optional Currency; and

         (b) in relation to a transaction involving Euros, which is a TARGET Day.

         "Code"

         means the United States Internal Revenue Code of 1986 and any rule or regulation issued thereunder from time to time in effect.

         "Commitment"

         means, in relation to a Bank, its Facility A Commitment or its Facility B Commitment.

         "Dangerous Substance"

         means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism or damaging the environment or public health or welfare including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste.

         "Default"

         means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

         "Drawdown Date"

         means the date of the advance of a Loan.

         "Environmental Claim"

         means any claim by any person as a result of or in connection with any violation of Environmental Law or any Environmental
         Contamination which could give rise to any remedy or penalty (whether interim or final) or liability for any Obligor or any Finance Party which might have a material adverse effect.


         "Environmental Contamination"

         means each of the following and their consequences:

         (a) any release, emission, leakage, or spillage of any Dangerous Substance into any part of the environment; or

         (b) any accident, fire, explosion or sudden event which is directly or indirectly caused by or attributable to any Dangerous Substance; or

         (c)      any other pollution of the environment.

         "Environmental Law"

         means any national or supranational law, regulation or directive concerning the protection of human health or the environmental or concerning Dangerous Substances.

         "Environmental License"

         means any authorization by any Environmental Law.

         "ERISA"

         means the United States Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate"

         means each trade or business, whether or not incorporated, that would be treated as a single employer with any Obligor under section 414 of the United States Internal Revenue Code of 1986, as amended. When any provision of this Agreement relates to a past event, the term "ERISA Affiliate" includes any person that was an ERISA Affiliate of an Obligor at the time of that past event.

         "Euro" or "(euro)"

         means the single currency of the Participating Member States.

         "Event of Default"

         means an event specified as such in Clause 20.1 (Events of Default).

         "Existing Indebtedness"

         means:

         (a) the US$850,000,000 revolving credit facility dated 24th April, 1997 between, inter alia, the Parent and Citicorp USA, Inc. as administrative agent; and

         (b) the US$300,000,000 bridge facility dated 22nd March, 2000 between Autoliv ASP, Inc., the Parent and the Facility Agent.

         "Facility"

         means Facility A or Facility B.

         "Facility A"

         means the multi-currency revolving credit facility with renewal option referred to in Clause 2.1(a) (Facilities).

         "Facility A Commitment"

         means:

         (a) in relation to a Bank which is a bank on the date of this Agreement, the amount in US Dollars set opposite its name in Part I of Schedule 1 and the amount of any other Bank's Facility A Commitment acquired by it under Clause 28 (Changes to the Parties); and

         (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Facility A Commitment acquired by it under Clause 28 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         "Facility A Loan"

         means a Loan drawn down, or to be drawn down, under Facility A.

         "Facility A Maturity Date"

         means:

         (a) subject to Clause 2.7 (Renewal Option), the date falling a year less a day after the date of this Agreement; or

         (b)      such later date as may be agreed under Clause 2.7
                  (Renewal Option).

         "Facility Agent's Spot Rate of Exchange"

         means the Facility Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with US Dollars at or about 11.00 a.m. on a particular day.

         "Facility B"

         means the multi-currency revolving credit and US Dollar swingline facilities referred to in Clause 2.1(b) (Facilities).

         "Facility B Commitment"

         means:

         (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in US Dollars set opposite its name in Part II of Schedule 1 and the amount of any other Bank's Facility B Commitment acquired by it under Clause 28 (Changes to the Parties); and

         (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Facility B Commitment acquired by it under Clause 28 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         "Facility B Loan"

         means a Loan drawn down, or to be drawn down, under Facility B.

         "Facility B Maturity Date"

         means the fifth anniversary of the date of this Agreement.

         "Facility Office"

         means the office(s) notified by a Bank to the Facility Agent:

         (a)      on or before the date it becomes a Bank; or

         (b) by not less than five Business Days' notice, as the office(s) through which it will perform all or any of its obligations under this Agreement.

         "Federal Funds Rate"

         means, on any day, the rate per annum determined by the Swingline Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) at or about 1.00 p.m. (New York City time) on that day.

         "Fee Letters"
         means the letter from the Arrangers to the Obligors and the letters from the Agents to the Obligors, each dated on or about the date of this Agreement and setting out (among other matters) the amount of the fees referred to in Clause 22 (Fees).

         "Final Maturity Date"

         means the fifth anniversary of the date of this Agreement.

         "Finance Document"

         means this Agreement, the Fee Letters, a Novation Certificate or any other document designated as such by the Facility Agent and the Obligors' Agent.


         "Finance Party"

         means an Agent, an Arranger or a Bank.

         "Financial Indebtedness"

         means any indebtedness in respect of:

         (a)      moneys borrowed;

         (b)      any debenture, bond, note, loan stock or other security;

         (c)      any acceptance credit;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) any currency swap or interest swap, cap or collar arrangement or other derivative instrument (and when calculating the value of any such transaction, only the marked-to-market value shall be taken into account);

         (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

         (i) any guarantee, indemnity or similar assurance against financial loss of any person.

         "Group"

         means the Parent and its Subsidiaries.

         "Information Memorandum"

         means the information memorandum prepared by the Obligors in connection with this Agreement and dated September, 2000.

         "Interest Period"

         means each period determined in accordance with Clause 9 (Interest Periods).

         "LIBOR"

         means:-

         (a) the rate per annum which appears on the appropriate page of the Reuters Screen; or

         (b) if no such rate appears on the Reuters Screen at the relevant time, the arithmetic mean (rounded upward if necessary to the nearest four decimal places) of the rates per annum as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to the relevant Interest Period.

         "Loan"

         means, subject to Clause 9 (Interest Periods), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing.

         "Majority Banks"

         means, at any time, Banks:

         (a) whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding; or

         (b) if there are no Loans then outstanding, whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments; or

         (c) if there are no Loans then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

         "Mandatory Cost"

         means, in relation to each Bank which notifies the Facility Agent that it is incurring such costs, the cost imputed to the Bank of compliance with:

         (a) the cash ratio and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority; and

         (b) any reserve asset requirements of the European Central Bank notified by each Bank to the Facility Agent as the costs incurred by them of complying with such requirements,

         in each case as determined in accordance with Schedule 3.

         "Margin"

         means, subject to Clause 10.2 (Adjustment of Margin), 0.40 per cent. per annum.

         "Margin Stock"

         has the meaning assigned to such term in Regulation U of the Board.

         "Material Subsidiary"

         means any Subsidiary of the Parent:

         (a)      (i)      the book value of whose assets (consolidated
                           if it itself has Subsidiaries) equals or exceeds
                           10 per cent. of the book value of the
                           consolidated total assets of the Group; or

                  (ii) whose revenues (consolidated if it itself has Subsidiaries) equal or exceed 10 per cent. of the revenues of the Group taken as a whole; or

                  (iii) whose trading profits (consolidated if it itself has Subsidiaries) before interest and tax equal or exceed 10 per cent. of the trading profits before interest and tax of the Group as a whole, as determined by reference to the most recent accounts of the Subsidiary and the most recent consolidated accounts of the Group; or

         (b) any Subsidiary of the Parent which becomes a member of the Group after the date of the latest consolidated accounts of the Group at the time of determination and which would fulfil any of the tests in (a)(i), (ii) or
                  (iii) above if tested on the basis of its latest accounts (consolidated if it itself has Subsidiaries) and those latest accounts of the Group; or

         (c) prior to the delivery of each set of accounts pursuant to Clause 19.2 (Financial information), any Subsidiary of the Parent to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction or any of such transactions was a Material Subsidiary.

         "Maturity Date"

         means the Facility A Maturity Date or the Facility B Maturity Date.

         "Moody's"

         means Moody's Investors Service, Inc.

         "Multiemployer Plan"

         means a "multiemployer plan" within the meaning of section 3(37) or 4001(a)(3) of ERISA.

         "National Currency Unit"

         means the unit of currency of a Participating Member State other than the euro unit.

         "Novation Certificate"

         has the meaning given to it in Clause 28.3 (Procedure for novations).


         "Obligor"

         means the Parent and each Borrower.

         "Obligors' Agent"

         means the Parent, or such other Obligor from time to time nominated by the Obligors' Agent to replace it as Obligors' Agent and approved for such purpose by the Facility Agent.

         "Optional Currency"

         means any currency (other than US Dollars) which is freely available and convertible into US Dollars, and deposits of which are readily available in the London interbank market.

         "Original Dollar Amount"

         in relation to a Loan, means:

         (a) if that Loan is denominated in US Dollars, the amount of that Loan; or

         (b) if that Loan is denominated in an Optional Currency, the equivalent in US dollars of the amount of that Loan, calculated at the Facility Agent's Spot Rate of Exchange three Business Days before its Drawdown Date.

         "Original Group Accounts"

         means the audited consolidated accounts of the Group for the year ended 31st December, 1999.

         "Participating Member State"

         means a member state of the European Union that adopts a single currency in accordance with the legislation of the European Union relating to European Economic and Monetary Union.

         "Party"

         means a party to this Agreement.

         "Plan"

         means an "employee benefit plan" within the meaning of section 3(3) of ERISA maintained by the Borrower or any ERISA Affiliate currently or at any time within the last five years, or to which the Borrower or any ERISA Affiliate is required to make payments or contributions or has made payments or contributions within the past five years.

         "Prime Rate"

         means the prime commercial lending rate in US Dollars from time to time announced by the Swingline Agent; each change in the interest rate on a Swingline Loan which results from a change in the Prime Rate becomes effective on the day on which the change in the Prime Rate becomes effective.

         "Rate Fixing Day"

         means:

         (a) the second Business Day before the first day of an Interest Period for a Revolving Loan denominated in any currency other than Sterling; or

         (b) in the case of a Revolving Loan denominated in Sterling only, the first day of the Interest Period for that Loan,

         or such other day as is generally treated as the rate fixing day by market practice in the London interbank market for leading banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Interest Period, as determined by the Facility Agent.

         "Rating Agency"

         means Moody's or Standard & Poor's.

         "Reference Banks"

         means, subject to Clause 28.4 (Reference Banks), the Facility Agent, Bank One, NA and Societe Generale.

         "Renewal Option"

         means the option of the Obligors' Agent to request an extension of the Facility A Maturity Date under Clause 2.7 (Renewal Option).

         "Reportable Event"

         means any of the events set forth in section 4043 of ERISA or the related regulations.

         "Request"

         means a request made by the Obligors' Agent for a Loan, substantially in the form of Schedule 4.

         "Restricted Margin Stock"

         means Margin Stock owned by any Obligor or any member of the Group, which represents not more than 331/3 per cent of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the assets of each Obligor and all members of the Group (other than Margin Stock) that are subject to the provisions of Clause 19 (Undertakings) (including, without limitation, Clauses 19.8 (Negative pledge) and 19.9 (Transactions similar to security)).


         "Revolving Credit Bank"

         means, subject to Clause 28 (Changes to the Parties), a bank or financial institution listed in Part I and/or Part II of Schedule 1 in its capacity as a provider of Revolving Loans.

         "Revolving Credit Commitment"

         means:-

         (a) in relation to a Revolving Credit Bank which is a Revolving Credit Bank on the date of this Agreement, the aggregate of the amounts in US Dollars set opposite its name in Parts I and II of Schedule 1 and the amount of any other Bank's Revolving Credit Commitment acquired by it under Clause 28 (Changes to the Parties); and

         (b) in relation to a Revolving Credit Bank which becomes a Revolving Credit Bank after the date of this Agreement, the amount of any other Bank's Revolving Credit
                  Commitment acquired by it under Clause 28 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         "Revolving Loan"

         means, subject to Clause 11 (Optional Currencies), the principal amount of a borrowing by a Borrower:

         (a)      under Facility A; or

         (b) provided by the Revolving Credit Banks under Facility B by means of a revolving loan, as set out in Clause 2.1(b)(i) (Facilities).

         "Security Interest"

         means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

         "Standard & Poor's"

         means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

         "Subsidiary"

         means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership.

         "Swingline Bank"

         means, subject to Clause 28 (Changes to Parties), a bank or financial institution listed in Part III of Schedule 1 in its capacity as a participant in the Swingline Facility.


         "Swingline Commitment"

         means:

         (a)      in relation to a Swingline Bank, and subject to Clause
                  8.2 (Voluntary cancellation) and to Clause 28 (Changes to Parties), the obligation of such Swingline Bank to contribute to Swingline Loans hereunder up to the aggregate principal amount in US Dollars set opposite its name in part III of Schedule 1; or

         (b) in relation to a Bank which becomes a Swingline Bank after the date of this Agreement, the amount of any other Swingline Bank's Swingline Commitment acquired by it under Clause 28 (Changes to the Parties), to the extent not transferred, cancelled or reduced hereunder.

         "Swingline Facility"

         means the US Dollar swingline facility referred to in Clause 2.1(b)(ii) (Facilities).

         "Swingline Loan"

         means the principal amount of a borrowing by a Borrower under the Swingline Facility or (as the context requires) the principal amount thereof from time to time outstanding (together the "Swingline Loans").

         "Swingline Rate"

         means, on any day, the higher of:

         (a)      the Prime Rate; and

         (b) the aggregate of the Federal Funds Rate and 0.50 per cent. per annum.

         "TARGET Day"

         means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

         "Total Commitments"

         means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments.

         "Total Facility A Commitments"

         means the aggregate of the Facility A Commitments of all the Banks, being US$320,000,000 at the date of this Agreement.

         "Total Facility B Commitments"

         means the aggregate of the Facility B Commitments of all the Banks (including the Total Swingline Commitments of the Swingline Banks), being US$530,000,000 at the date of this Agreement.

         "Total Revolving Credit Commitments"

         means the aggregate for the time being of the Revolving Credit Commitments, being US$850,000,000 at the date of this Agreement.

         "Total Swingline Commitments"

         means the aggregate for the time being of the Swingline
         Commitments, being US$200,000,000 at the date of this Agreement.

         "Unrestricted Margin Stock"

         means any Margin Stock owned by either Obligor or any member of the Group which is not Restricted Margin Stock.

         "U.S.A."

         means the United States of America.

         "US Dollars" and "US$"

         means the currency for the time being of the U.S.A.

1.2      Construction

         (a) In this Agreement, unless the contrary intention appears, a reference to:

                  (i) an "amendment" includes a supplement, novation or re-enactment and "amended" is to be construed accordingly;

                           "assets" includes present and future properties, revenues and rights of every description;

                           an "authorization" includes an authorization, consent, approval, resolution, licence, exemption, filing, registration and notarization;

                           "control" means the power to direct the
                           management and policies of an entity by
                           controlling 50 per cent. or more of voting capital, whether through the ownership of voting capital, by contract or otherwise;

                           a "material adverse effect" means:

                           (1)      a material adverse effect on the
                                    business or financial condition of the
                                    Parent or the Group as a whole; or

                           (2)      a material adverse effect on the
                                    ability of any Obligor to perform its
                                    obligations under any of the Finance
                                    Documents.

                           a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                           (1)      if there is no numerically
                                    corresponding day in the month in which
                                    that period ends, that period shall end
                                    on the last Business Day in that
                                    calendar month; or

                           (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

                           a "person" includes any individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

                           a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                           a "Screen" or a "Page" on a "Screen" in the definition of "LIBOR" includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in various currencies;

                           "winding up" also includes amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation and any equivalent or analogous procedure under the law of any jurisdiction (but, for the avoidance of doubt, "reorganisation" does not include a mere transfer of assets from one member of the Group to another whether the transferor continues to exist);

                  (ii) a provision of law is a reference to that provision as amended or re-enacted;

                  (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

                  (iv) a person includes its successors, transferees and assigns;

                  (v) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

                  (vi)     a time of day is a reference to London time.

         (b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         (c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

         (d)      (i)      Unless expressly provided to the contrary in
                           a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third
                           Parties) Act 1999; and

                  (ii) notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability order) or termination of that Finance Document.

2.       THE FACILITY


2.1      Facilities

         Subject to the terms of this Agreement, the Banks grant to the
Borrowers:

         (a) a multicurrency revolving credit facility under which the Revolving Credit Banks will make Loans to a Borrower denominated in US Dollars or Optional Currencies ("Facility A"); and

         (b)      (i)      a multicurrency revolving credit facility
                           under which the Revolving Credit Banks will make
                           Loans to a Borrower denominated in US Dollars or Optional Currencies; and

                  (ii) a US Dollar swingline facility under which the Swingline Banks will make Swingline Loans to a Borrower denominated in US Dollars,

                  (together, "Facility B").

2.2      Facility Limits

         (a) The aggregate Original Dollar Amount of all outstanding Facility A Loans shall not at any time exceed the Total Facility A Commitments;

         (b) The Swingline Facility is a part of Facility B and is not independent of the Facility B multicurrency revolving credit facility as set out in Clause 2.1(b)(i) above. The aggregate Original Dollar Amount of all outstanding Facility B Loans (including Swingline Loans) shall not at any time exceed the Total Facility B Commitments.

         (c) The aggregate Original Dollar Amount of all outstanding Swingline Loans shall not, at any time, exceed the Total Swingline Commitments.

         (d) The aggregate Original Dollar Amount of all outstanding Loans shall not, at any time, exceed the Total
                  Commitments.

2.3      A Bank's individual limit

         (a) A Bank is not obliged to participate in a Loan if it would cause its applicable Outstandings to exceed its Overall Commitment.

         (b)      For the purpose of this Clause 2.3:

                  (i) the "applicable Outstandings" of a Bank on any Drawdown Date means the aggregate Original Dollar Amount of the participations of that Bank and its Affiliates in all outstanding Loans which would be outstanding on that Drawdown Date, if:

                           (1) all outstanding Loans having Repayment Dates which fall on or before that Drawdown Date are repaid; and

                           (2) all Loans to be made on or before that Drawdown Date and in respect of which a Request has been received by an Agent are made;

                           and

                  (ii) the "Overall Commitment" of a Bank means, in the case of a Bank which is a Revolving Credit Bank, its Revolving Credit Commitment or, in the case of a Swingline Bank which is not a Revolving Credit Bank, the Revolving Credit Commitment of its Affiliate which is a Revolving Credit Bank.

         (c) If the operation of Clauses 5.3 (Advance of Revolving Loans) or of Clauses 6.3 (Advance of Swingline Loans) would cause the applicable Outstandings of a Bank (the "affected Bank") to exceed its Overall Commitment, then:

                  (i) the affected Bank will participate in the relevant Loan only to the extent that its applicable Outstandings will not exceed its Overall Commitment;

                  (ii) each other Bank's participation in the Loan under the Clauses referred to above will be re-calculated in accordance with those Clauses, but for the purpose of the recalculation the affected Bank's Commitment will be deducted from the Total Revolving Credit Commitments or the Total Swingline Commitments (as appropriate) and the amount of the affected Bank's participation in that Loan (if any) will be deducted from the requested amount of the Loan; and

                  (iii) the calculation in sub-paragraph (ii) above will be applied to each Bank in turn until the amount of its participation in the Loan under that Clause is determined.

2.4      Obligations several

         The obligations of each Bank under this Agreement are several. Failure of a Bank to carry out its obligations hereunder shall not relieve any other Party of any of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance
         Documents.

2.5      Rights several

         The obligations of each Obligor towards each Finance Party hereunder are given to each of them as separate and independent rights. Each Finance Party may separately enforce its rights under each Finance Document, subject to the other terms of the Finance Documents.

2.6      Appointment of Obligors' Agent

         (a) Each Obligor irrevocably authorizes the Obligors' Agent to give all notices (including, without limitation, Requests and notices of prepayment and cancellation) and instructions and make such agreements (including, without limitation, in relation to an alternative basis for determining the rate of interest and/or funding applicable to a Loan (as described in Clause 14.3 (Substitute basis)) expressed to be capable of being given or made by the Obligors' Agent in this Agreement.

         (b) The authorization of the Obligors' Agent shall be effective notwithstanding that the exercise of the Obligors' Agent's authority may affect the Obligors without further reference to or the consent of the Obligors. Each Obligor shall, as regards each Agent and each Bank, be bound by any action taken by the Obligors' Agent on its behalf as though that Obligor had itself taken such action.

2.7      Renewal Option

         (a) The Obligors' Agent may request the exercise of the Renewal Option by submitting a Renewal Request to the Facility Agent.

         (b)      A Renewal Request shall not be valid unless:

                  (i) it is delivered to the Facility Agent on a day falling no less than 40 days prior to the relevant Facility A Maturity Date;

                  (ii) it specifies a date (the "Renewal Date") which is a year less a day after the relevant Facility A Maturity Date and is on or before the Final Maturity Date; and

                  (iii) it does not (and would not) cause paragraph (c) to be contravened.

         (c) The Renewal Option may be exercised no more than four times.

         (d) (i) Upon receipt of a valid Renewal Request, the Facility Agent shall promptly notify each Bank which has a Facility A Commitment. Each such Bank shall have the right, in its absolute discretion, to accept or decline any Renewal Request and shall carry out a full credit assessment of the Obligors before accepting a Renewal Request. Any such Bank which wishes to accept the Renewal Request shall (subject to paragraph (ii)) so notify the Facility Agent no later than 20 days before the relevant Facility A Maturity Date.

                  (ii) No Bank shall notify the Facility Agent of its acceptance of a Renewal Request prior to the date falling 30 days before the relevant Facility A Maturity Date.

         (e) If there are any Renewing Banks, then on the relevant Facility A Maturity Date:

                  (i) the Facility A Maturity Date shall be extended to the Renewal Date; and

                  (ii) the Facility A Commitment of each Non-renewing Bank shall be cancelled automatically.

         (f) Any Renewal Request is irrevocable and may not be withdrawn.

         (g)      In this Clause 2.7:

                  (i) the "relevant Facility A Maturity Date" shall mean the Facility A Maturity Date in effect on the date of a Renewal Request; and

                  (ii) a "Renewing Bank" shall mean a Bank which notifies the Facility Agent, within the dates referred to in paragraph (d), that it accepts a Renewal Request; and

                  (iii) a "Non-renewing Bank" shall mean a Bank which has a Facility A Commitment at the date of a Renewal Request but is not a Renewing Bank.

2.8      Change of currency

         (a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                  (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent; and

                  (ii) any translation from one currency or currency unit to another shall be at the official conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent acting reasonably.

         (b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Facility Agent specifies to be necessary to reflect the change in currency and to put the Finance Parties in the same position, so far as possible, that it would have been in if no change in currency had occurred.

3.       PURPOSE

         (a) Each Borrower shall apply each Facility A Loan towards its general corporate purposes, but specifically excluding any purpose set out in paragraph (b) below relating to Facility B Loans.

         (b)      Each Borrower shall apply each Facility B Loan towards:

                  (i)      refinancing the Existing Indebtedness; or

                  (ii)     as support for any commercial paper programme; or

                  (iii) financing any acquisitions not prohibited by the terms of this Agreement.

         (c) Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.       Conditions Precedent

4.1      Documentary conditions precedent

         The Obligors' Agent may not deliver the first Request until the Facility Agent has notified the Borrower and the Banks that it has received all of the documents set out in Schedule 2 in form and substance satisfactory to it.

4.2      Further conditions precedent

         The obligation of each Bank to participate in any Loan is subject to the further conditions precedent that:

         (a)      on both the date of the Request and the Drawdown Date:

                  (i) the representations and warranties in Clause 18 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

                  (ii) no Default is outstanding or might result from the Loan;

         (b) the making of the Loan would not cause Clause 2.2 (Facility Limits) to be contravened; and

         (c) the making of the Loan would not result in more than eight Loans being outstanding at any one time.

5.       REVOLVING LOANS

5.1      Drawdown

         A Borrower may borrow a Revolving Loan if the Facility Agent receives from the Obligors' Agent, not later than 11.00 a.m. two Business Days before the proposed Drawdown Date or, in the case of the Loan denominated in an Optional Currency, three Business Days before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

5.2      Completion of Requests

         A Request will not be regarded as having been duly completed unless:

         (a) it specifies that it is a utilisation of the revolving credit facility;

         (b)      it specifies whether it relates to Facility A or Facility B;

         (c)      it specifies the Borrower that will borrow the Loan;

         (d) the Drawdown Date is a Business Day falling on or before the Maturity Date of the relevant Facility;

         (e)      the amount of the Loan is:

                  (i) a minimum of US$25,000,000 and an integral multiple of US$5,000,000, or an equivalent amount in any Optional Currency; or

                  (ii)     the balance of the relevant undrawn Commitment; or

                  (iii)    such other amount as the Facility Agent may agree;

         (f) the amount selected under paragraph (e) above does not cause Clause 2.1 (Facilities) to be contravened;

         (g)      the currency selected complies with Clause 11 (Optional
                  Currencies);

         (h) the Interest Period selected complies with Clause 9 (Interest Periods) and does not extend beyond the Maturity Date of the relevant Facility; and

         (i)      the payment instructions comply with Clause 12 (Payments).

         Each Request must specify one Revolving Loan only, but the Obligors' Agent may, subject to the other terms of this Agreement, deliver more than one Request on any one day. Unless otherwise agreed by the Facility Agent, no more than eight Loans may be outstanding at any time.

5.3      Advance of Revolving Loans

         (a) The Facility Agent shall promptly notify each Revolving Credit Bank of the details of the requested Revolving Loan and the amount of its participation in the Revolving Loan.

         (b) Subject to the terms of this Agreement, each Revolving Credit Bank shall make its participation in the Revolving Loan available to the Facility Agent for the relevant Borrower in the currency in which it is to be borrowed, on the relevant Drawdown Date.

         (c) The amount of each Revolving Credit Bank's participation in the Revolving Loan will be the proportion of the Loan which its Commitment in respect of the relevant Facility bears to the Total Commitments in respect of the relevant Facility on the proposed Drawdown Date adjusted, if necessary, to reflect the operation of Clause 2.3 (A Bank's individual limit).

6.       SWINGLINE LOANS

6.1      Drawdown

         A Borrower may borrow a Swingline Loan if the Swingline Agent receives from the Obligors' Agent, not later than 11.00 a.m. (New York City time) on the proposed Drawdown Date, a duly completed Request. Each Request must be copied to the Facility Agent and is irrevocable.

6.2      Completion of Requests

         A Request for a Swingline Loan will not be regarded as having been duly completed unless:-

         (a)      it specifies that it is a utilisation of the Swingline
                  Facility;

         (b)      it specifies the Borrower that will borrow the Loan;

         (c) the Drawdown Date is a Business Day falling before the Facility B Maturity Date;

         (d)      the amount of the Loan is:-

                  (i) a minimum of U.S.$25,000,000 and an integral multiple of U.S.$5,000,000;

                  (ii)     the balance of the undrawn Total Swingline
                           Commitments; or

                  (iii) such other amount as the Swingline Agent may agree;

         (e) the amount selected under paragraph (d) does not cause Clause 2.2 (Facility Limits) to be contravened;

         (f) the Interest Period selected complies with Clause 9 (Interest Periods) and does not extend beyond the Facility B Maturity Date; and

         (g)      the payment instructions comply with Clause 12 (Payments).

6.3      Advance of Swingline Loans

         (a) The Swingline Agent shall, not later than 12 noon (New York City time) on the proposed Drawdown Date, notify each Swingline Bank of the details of the requested Swingline Loan and the amount of its participation in the Swingline Loan.

         (b) Subject to the terms of this Agreement, each Swingline Bank shall make its participation in the Swingline Loan available to the Swingline Agent for the relevant Borrower on the relevant Drawdown Date.

         (c) The amount of each Swingline Bank's participation in the Swingline Loan will be the proportion of the Swingline Loan which its Swingline Commitment bears to the Total Swingline Commitments on the date of receipt of the relevant Request, adjusted, if necessary, to reflect the operation of Clause 2.3 (A Bank's individual limit).

7.       REPAYMENT

7.1      Repayment

         The Borrower shall repay each Loan in full, on the last day of its Interest Period, to the Facility Agent or (in the case of a Swingline Loan) to the Swingline Agent for the relevant Bank(s) participating in that Loan.

7.2      Re-borrowing

         Subject to the other terms of this Agreement, any amounts repaid under Clause 7.1 (Repayment) may be re-borrowed.

8.       PREPAYMENT AND CANCELLATION

8.1      Automatic cancellation

         (a) The Total Facility A Commitments shall, to the extent not already voluntarily cancelled under Clause 8.2 (Voluntary cancellation) and subject to Clause 2.7 (Renewal Option), be automatically cancelled in full on the Facility A Maturity Date.

         (b) The Total Facility B Commitments shall, to the extent not already voluntarily cancelled under Clause 8.2 (Voluntary cancellation), be automatically cancelled in full on the Facility B Maturity Date.

8.2      Voluntary cancellation

         (a) The Obligors' Agent may, by giving not less than five days' prior notice to the Facility Agent (or such shorter period of notice as the Majority Banks may agree), cancel in whole or in part the undrawn amount of the Total Facility A Commitments or the Total Facility B Commitments (or both) (but the cancellation in part of either shall be in a minimum of US$25,000,000 and an integral multiple of US$5,000,000).

         (b) The Obligors' Agent may, by giving prior notice to the Swingline Agent, cancel the unutilised portion of the Total Swingline Commitments in whole or in part (but if in part, in a minimum of US$25,000,000 and an integral multiple of US$5,000,000).

         (c) Any such cancellation shall reduce the Commitment of each Bank in respect of the relevant Facility (including, in relation to a reduction of the Total Swingline
                  Commitments, a corresponding reduction in the Total Facility B Commitments) pro rata.

         (d) The Obligors' Agent may not cancel the Total Facility B Commitments if it would result in the Total Swingline Commitments exceeding the Total Facility B Commitments.

8.3      Additional right of prepayment and cancellation

         If:

         (a) a Borrower is required to pay to a Bank any additional amounts under Clause 13 (Taxes);

         (b) a Borrower is required to pay to a Bank any amount under Clause 15 (Increased Costs); or

         (c) Clause 14 (Market Disruption) is in operation but no agreement has been reached under Clause 14.3 (Substitute basis),

         then, without prejudice to the obligations of the Borrowers under those Clauses, the Obligors' Agent may, whilst the relevant circumstances continue, serve a notice of prepayment and cancellation on that Bank through the Facility Agent. On the date falling five Business Days after the date of service of the notice:

                  (i)      all the Borrowers shall prepay the
                           participations of that Bank and its Affiliated Bank (if any) in all the Loans; and

                  (ii) the Commitments of that Bank and its Affiliated Bank (if any) shall be cancelled.

8.4      Mandatory Prepayment

         If, at any time after the date of this Agreement:

         (a) it is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents;

         (b) any Borrower (other than the Parent) is not or ceases to be a Subsidiary of the Parent;

         (c) any single person, or group of persons acting in concert, acquires control of the Parent; or

         (d) the guarantee of the Parent is not effective or is alleged by any Obligor to be ineffective for any reason,

         then the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Obligors' Agent:

                  (i)      cancel the Total Commitments; and/or

                  (ii) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, be repaid forthwith, whereupon they shall be repaid forthwith.

8.5      Miscellaneous provisions

         (a) Any notice of prepayment and cancellation or notice of cancellation under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

         (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 25.2 (Other indemnities), without premium or penalty. All cancellations under this Agreement shall be made without penalty.

         (c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

         (d) No amount of a Commitment which is cancelled under this Agreement may subsequently be reinstated.

         (e) No amount prepaid under this Agreement may subsequently be re-borrowed.

9.       INTEREST PERIODS

9.1      General

         Each Loan has one Interest Period only.

9.2      Selection

         (a) The Obligors' Agent may select an Interest Period for a Loan in the relevant Request. Each Interest Period for a Loan will commence on its Drawdown Date.

         (b)      Subject to the following provisions of this Clause 9:

                  (i) each Interest Period for a Revolving Loan will be one, two, three or six months or any other period agreed by the Obligors' Agent and the Banks; and

                  (ii) each Interest Period for a Swingline Loan will be a period not exceeding 7 Business Days.

         (c) No more than five Revolving Loans with Interest Periods of one month may be outstanding at any time.

9.3      Non-Business Days

         If an Interest Period for a Revolving Loan would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.4      Overrunning of a Maturity Date

         (a) If an Interest Period in respect of a Loan borrowed under Facility A would otherwise overrun the Facility A Maturity Date in effect on the Drawdown Date of that Loan, it shall be shortened so that it ends on that Facility A Maturity Date. For the purposes of this paragraph, any exercise of the Renewal Option on a Drawdown Date shall be deemed to have taken place in determining the Facility A Maturity Date in effect on that Drawdown Date.

         (b) If an Interest Period in respect of a Loan borrowed under Facility B would otherwise overrun the Facility B Maturity Date, it shall be shortened so that it ends on the Facility B Maturity Date.

9.5      Notification

         The Facility Agent shall notify each relevant Party of the duration of each Interest Period promptly after ascertaining its duration.

10.      INTEREST

10.1     Interest rate

         (a) The rate of interest on each Revolving Loan for its Interest Period is the rate per annum determined by the Facility Agent to be the aggregate of the applicable:

                  (i)      Margin;

                  (ii)     LIBOR; and

                  (iii)    Mandatory Cost.

         (b) The rate of interest on each Swingline Loan for its Interest Period is the rate per annum determined by the Swingline Agent to be the Swingline Rate for each day during its Interest Period.

10.2     Adjustment of Margin

         (a)      In this Clause 10.2:

                  (i) "Margin Reset Date" means any day upon which there is a change in the credit rating assigned to the Parent's long term unsecured and unsubordinated debt by either or both of the Rating Agencies, as notified to the Facility Agent in accordance with Clause 19.3 (Information - miscellaneous); and

                  (ii) "Margin Period" means the period from (and including) a Margin Reset Date to (but excluding) the next Margin Reset Date.

         (b) For the period from (and including) the date of this Agreement to (but excluding) the first Margin Reset Date, the Margin shall be 0.40 per cent per annum.

         (c) On each Margin Reset Date, the Facility Agent shall determine the Margin (the "relevant Margin") which will apply to all Interest Periods commencing during the Margin Period commencing on that Margin Reset Date.

         (d) (i) If the Parent's long term unsecured and unsubordinated debt has assigned to it a credit rating by only one Rating Agency, the relevant Margin shall be the percentage rate per annum shown alongside that credit rating under the heading of the relevant Rating Agency in the table below;

                  (ii) if the Parent's long term unsecured and unsubordinated debt has assigned to it a credit rating by both Rating Agencies and the level of both credit ratings is the same, the relevant Margin shall be the percentage rate per annum shown alongside those credit ratings in the table below;

                  (iii) if the Parent's long term unsecured and unsubordinated debt has assigned to it a credit rating by both Rating Agencies but the level of both credit ratings is not the same, then:

                           (A)     if the credit ratings are different by
                                   only one level, the lower level will apply;

                           (B) if the credit ratings are different by more than one level, then either:

                                    (I)     the average credit rating will
                                            apply; or

                                    (II)    if the average credit rating
                                            falls between two levels, the
                                            higher level will apply,

         and for the purposes of this clause, the "level" of a credit rating shall be that shown as such alongside that credit rating in the table below, with level 1 being the highest and level 3 being the lowest.


         Level       Standard & Poor's rating       Moody's rating                       Applicable Margin
                                                                                       (per cent per annum)

         1           A-or higher                    A3 or higher                               0.35
         2           BBB+                           Baa1                                       0.40
         3           BBB or lower                   Baa2 or lower                              0.45

         (e)      (i)      On and from any date upon which neither
                           Rating Agency continues to assign a credit rating to the Parent's long term unsecured and unsubordinated debt, the Margin shall be 0.45 per cent per annum.

                  (ii) the Margin as determined in accordance with sub-paragraph (e)(i) above shall continue until such time as one or both Rating Agency assigns a credit rating to the long term unsecured and unsubordinated debt of the Parent, at which time the remaining provisions of this Clause 10.2 shall apply.

10.3     Due dates

         Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of the Interest Period for that Loan and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

10.4     Default interest

         (a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Facility Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by the Facility Agent to be one per cent. per annum above the higher of:

                  (i) the rate on the overdue amount under Clause 10.1 (Interest rate) immediately before the due date (if of principal); and

                  (ii)     (A)      if the overdue amount relates to a
                                    Swingline Loan, the Swingline Rate; or

                           (B)      in all other cases, the rate which
                                    would have been payable if the overdue
                                    amount had, during the period of
                                    non-payment, constituted a Revolving
                                    Loan in the currency of the overdue
                                    amount for such successive Interest
                                    Periods of such duration as the
                                    Facility Agent may determine (each a
                                    "Designated Interest Period").

         (b)      The default rate will be determined:

                  (i) if calculated by reference to the Swingline Rate, on each day; or

                  (ii) if calculated by reference to LIBOR on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

         (c) If the default rate is to be determined by reference to LIBOR and the Facility Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Facility Agent from whatever sources it may select.

         (d) Default interest will be compounded monthly (if calculated by reference to the Swingline Rate) or at the end of each Designated Interest Period (if calculated by reference to LIBOR).

10.5     Notification of rates of interest

         The relevant Agent shall promptly notify the Obligors' Agent and the relevant Banks of the determination of a rate of interest under this Agreement.

11.      OPTIONAL CURRENCIES

11.1     Selection

         (a) The Obligors' Agent may select the currency of a Revolving Loan in the relevant Request.

         (b) The currency of each Loan must be US Dollars or an Optional Currency.

         (c) The Obligors' Agent may not choose a currency if as a result the Revolving Loans would be denominated at any one time in more than four currencies.

         (d) The Facility Agent shall notify each Revolving Credit Bank of the currency of each Revolving Loan, the applicable Facility Agent's Spot Rate of Exchange and the Original Dollar Amount promptly after they are ascertained.

11.2     Revocation of currency

         If before 9.30 a.m. on any Rate Fixing Day, the Facility Agent receives notice from a Revolving Credit Bank that:-

         (a) it is impracticable for it to fund its participation in a Revolving Loan in the relevant Optional Currency during that Interest Period in the ordinary course of business in the London interbank market; and/or

         (b) the use of the proposed Optional Currency might contravene any law or regulation,

         the Facility Agent shall give notice to the Obligors' Agent and to the Revolving Credit Banks to that effect before 11.00 a.m. on that day. In this event:-

                  (i) the Obligors' Agent and the Revolving Credit Banks may agree that the drawdown will not be made; or

                  (ii)     in the absence of agreement:

                           (1) that Bank's participation in the Loan (or, if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in US Dollars during the relevant Interest Period;

                           (2) in the definition of "LIBOR" (insofar as it applies to that Loan) in Clause
                                    1.1 (Definitions):

                                    (A)      there shall be substituted for
                                             the time "11.00 a.m." the time
                                             "1.00 p.m."; and

                                    (B)      paragraph (b) of that
                                             definition shall apply.

11.3     Amount of Optional Currencies

         (a) If a Loan is to be drawn down in an Optional Currency, the amount of each Bank's participation in that Loan will be determined by converting into that Optional Currency that Bank's participation in the Original Dollar Amount of that Loan on the basis of the Facility Agent's Spot Rate of Exchange two Business Days or, in the case of a Loan denominated in an Optional Currency, three Business Days before its Drawdown Date.

         (b) The Facility Agent shall notify the Banks and the Obligors' Agent of Optional Currency amounts (and the applicable Facility Agent's Spot Rate of Exchange) promptly after they are ascertained.

12.      Payments

12.1     Place

         All payments by an Obligor or a Bank under the Finance Documents shall be made to the Facility Agent or (if the payment relates to the Swingline Facility) the Swingline Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, in the principal financial centre of a Participating Member State or London) as it may notify to that Obligor or that Bank for this purpose. Notwithstanding the above, all payments by the Parent to the Arrangers under Clauses 22 (Fees) and 23 (Expenses) shall be made direct to the Arrangers in the manner agreed by the Arrangers and the Parent.

12.2     Funds

         Payments under the Finance Documents to an Agent shall be made for value on the due date at such times and in such funds as the relevant Agent may specify as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3     Distribution

(a) Each payment received by an Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by that Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, in the principal financial centre of a Participating Member State or London) as it may notify to that Agent for this purpose by not less than five Business Days' prior notice.

(b) Each Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid to an Agent under the Finance Documents for another Party, that Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. Each Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but an Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by that Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the relevant Agent to reflect its cost of funds.

12.4     Currency

         (a) A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

         (b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

         (c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

         (d) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in US Dollars.

12.5     Set-off and counterclaim

         All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

12.6     Non-Business Days

         (a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

12.7     Partial payments

         (a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in the following order:-

                  (i) first, in or towards payment pro rata of any unpaid, fees, costs and expenses of the Agents under the Finance Documents;

                  (ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

                  (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                  (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

         (b) If the Swingline Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers to the Swingline Banks under this Agreement, the Swingline Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in respect of the Swingline Facility in the following order:-

                  (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Swingline Agent under the Finance Documents;

                  (ii) secondly, in or towards payment pro rata of any accrued interest on a Swingline Loan due but unpaid under this Agreement; and

                  (iii) thirdly, in or towards payment pro rata of the principal of any Swingline Loan due but unpaid under this Agreement.

         (c) The relevant Agent shall, if so directed by all the Banks in the case of paragraph (a) above or all the Swingline Banks in the case of paragraph (b) above, vary the order set out in sub-paragraphs (a)(ii) to (iv) above or
                  (b)(ii) and (iii) above, as appropriate.

         (d) Paragraphs (a), (b) and (c) above will override any appropriation made by any Borrower.

13.      TAXES

13.1     Gross-up

         All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by an Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

13.2     Tax receipts

         All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the relevant Agent evidence satisfactory to that Agent (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

13.3     Tax indemnity

         (a) Without prejudice to the provisions of Clause 13.1 (Gross-up), if any Bank, the Facility Agent or the Swingline Agent on its behalf is required to make any payment on account of a Nonexcluded Tax on or in relation to any amounts paid or payable from any Obligor under the Finance Documents (including, without limitation, any sum received or receivable under this Clause 13) or any such liability in respect of any such payment is asserted, imposed, levied or assessed against such Bank, Facility Agent or Swingline Agent on its behalf, such Obligor shall, upon demand of the Facility Agent, promptly indemnify such Bank, the Facility Agent or Swingline Agent against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, except and to the extent that:

                  (i) such liability or interest, penalties or expenses arises as a result of failure by such Bank, Facility Agent or Swingline Agent to make any payment by the latest date legally permitted; or

                  (ii) such liability or interest, penalties or expenses arises out of a failure to comply with the relevant filing, certification or other reporting requirements stipulated by the relevant tax authority in the jurisdiction of such Bank, Facility Agent or Swingline Agent in connection with such requirement to make any such payment on account of tax.

         (b) For the purposes of paragraph (a) above, "Nonexcluded Tax" shall mean all taxes (including withholding taxes collected at source of payment) other than:

                  (i)      taxes imposed on net income;

                  (ii) taxes imposed by the jurisdiction in which the Bank, Facility Agent or Swingline Agent is organised by virtue of such party being organised in such jurisdiction; and

                  (iii) taxes imposed by the jurisdiction in which the Bank, Facility Agent or Swingline Agent is located or doing business by virtue of such party being so located or doing business.

13.4     Indemnity claims

         A party intending to make a claim pursuant to Clause 13.3 (Tax indemnity) shall, promptly upon becoming aware of the circumstances giving rise to such claim, notify the Facility Agent thereof, whereupon the Facility Agent shall notify the relevant Obligor thereof.

13.5     U.S. Taxation - delivery of forms and statements

(a) Within 31 days after the date of this Agreement, each Bank shall submit to the Obligors' Agent duly completed and signed copies of either:

                  (i) Form W-8BEN (entitling the relevant Bank to a complete exemption from withholding on all amounts to be received by it, including fees, under the Finance Documents); or

                  (ii) Form W-8ECI (relating to all amounts to be received by the relevant Bank, including fees, under the Finance Documents),

         of the United States Internal Revenue Service.

         (b)      Any New Bank (as defined in Clause 28.2 (Transfers by the
                  Bank)) shall comply with the provisions of paragraph (a) above within 31 days, or earlier if requested, of it becoming a New Bank under this Agreement.

         (c) Other than as set out in paragraphs (a) and (b) above, each Bank (and any New Bank) shall submit to the Obligors' Agent such additional duly completed and signed copies of the applicable forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be:

                  (i) reasonably requested by an Obligor from that Bank (or New Bank); and/or

                  (ii) required under then current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by that Bank (or New
                           Bank), including fees, under the Finance
                           Documents.

         (d) Upon the request of an Obligor, any New Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Obligors' Agent duly completed Internal Revenue Service Form W-9, establishing that it is such a United States person.

         (e) If any Bank (or any New Bank) determines that it is unable to submit any form or certificate that it is obliged to submit pursuant to this Clause 13.5, or that any information or declaration contained in any such form or certificate previously submitted has either ceased or will cease to be true, accurate and complete in all respects, it shall promptly notify the Obligors' Agent and the Facility Agent of such fact.

14.      MARKET DISRUPTION

14.1     Absence of quotations

         If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on a Rate Fixing Day, the applicable LIBOR shall, subject to Clause 14.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

14.2     Market disruption

         If:-

         (a)      (i)      LIBOR is to be determined by reference to
                           the Reference Banks but no, or only one, Reference Bank supplies a rate, by 11.30 a.m. on a Rate Fixing Day; or

                  (ii) the Facility Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or

         (b) the Facility Agent receives notification from Revolving Credit Banks whose participations in a Revolving Loan exceed 30 per cent. of that Loan that, in their opinion:-

                  (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

                  (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of LIBOR for the relevant Interest Period,

         the Facility Agent shall promptly notify the Obligors' Agent and the Revolving Credit Banks of the fact and that this Clause 14 is in operation.

14.3     Substitute basis

         After any notification under Clause 14.2 (Market disruption), the relevant Loan shall not be made. However, within 5 Business Days of receipt of the notification, the Obligors' Agent and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to the Loan and (to the extent required) any future Loans to be denominated in the currency of the affected Loan. Any substitute basis so agreed above shall be, with the prior consent of all the Banks, binding on all the Parties.

15.      INCREASED COSTS

15.1     Increased costs

         (a) Subject to Clause 15.2 (Exceptions), the Parent shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

                  (i) the introduction of, or any change in, or any change in the interpretation of, any law or regulation; or

                  (ii) compliance with any regulation made after the date of this Agreement,

         (including any law or regulation relating to taxation, change in currency of a country, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

         (b)      In this Agreement "increased cost" means:

                  (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

                  (ii) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Loans made or to be made under this Agreement as is attributable to a Finance Party making, funding or maintaining those participations; or

                  (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

                  (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by that Finance Party or any of its Affiliates from any other Party under this Agreement.

         (c) As soon as practicable after becoming aware that the Parent is liable, or will become liable, to pay any amount in accordance with the provisions of paragraph (a) above, the Facility Agent will notify the Parent accordingly.

15.2     Exceptions

         Clause 15.1 (Increased costs) does not apply to any increased cost:

         (a)      compensated for by the payment of the Mandatory Cost;

         (b)      compensated for by the operation of Clause 13 (Taxes); or

         (c) attributed to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank (or the overall net income of a division or branch of that Bank) imposed in the jurisdiction in which its principal office for the time being is situate.

16.      ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

         (a) that Bank may notify the Obligors' Agent through the Facility Agent accordingly; and

         (b)      (i)      each Borrower shall forthwith prepay the
                           participations of that Bank and its Affiliated
                           Bank (if any) in all the Loans made to it; and

                  (ii) the Commitments of that Bank and its Affiliated Bank (if any) shall forthwith be cancelled.


17.      GUARANTEE

17.1     Guarantee

         The Parent irrevocably and unconditionally:

         (a) as principal obligor guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Parent shall forthwith on demand by an Agent pay that amount as if the Parent instead of the Borrower were expressed to be the principal obligor; and

         (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Parent is or becomes unenforceable, invalid or illegal.

17.2     Continuing guarantee

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee is a guarantee of payment and not of collectibility.

17.3     Reinstatement

         (a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Parent under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

         (b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4     Waiver of defences

         The obligations of the Parent under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

         (a) any time or waiver granted to, or composition with, any Borrower or other person;

         (b) the release of any Obligor or any other person under the terms of any composition or arrangement with any creditors of any member of the Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Borrower or any other person;

         (e) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Parent's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

         (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Parent's obligations under this Clause 17 be construed as if there were no such circumstance.

17.5     Immediate recourse

         The Parent waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Parent under this Clause 17.

17.6     Appropriations

         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such a manner and order as it sees fit (whether against those amounts or otherwise) and the Parent shall not be entitled to the benefit of the same; and

         (b) hold in a suspense account any moneys received from the guarantor or on account of the guarantor's liability under this Clause 17, without liability to pay interest on those moneys.

17.7     Non-competition

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, the Parent shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 17:

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Parent's liability under this Clause 17;

         (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower,

         unless the Facility Agent otherwise directs. The Parent shall hold in trust for and forthwith pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7 or as directed by the Facility Agent.

17.8     Additional security

         This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

17.9     Consideration and enforceability

(a)      The Parent represents warrants and agrees that:

                  (i) it will receive valuable direct and indirect benefits as a result of the transactions financed by the Loans; and

                  (ii) these benefits will constitute "reasonably equivalent value" and "fair consideration" as those terms are used in the fraudulent transfer laws.

         (b) The Parent acknowledges and agrees that the Finance Parties have acted in good faith in connection with the guarantee granted under this Clause 17, and the transactions contemplated by this Agreement.

         (c) This Clause 17 shall be enforceable against the Parent to the maximum extent permitted by the fraudulent transfer laws.

         (d) The Parent's liability under this Clause 17 shall be limited so that no obligation of, or transfer by, the Parent under this Clause 17 is subject to avoidance and turnover under the fraudulent transfer laws.

         (e) For the purposes of this Clause, "fraudulent transfer laws" means applicable United States bankruptcy and state fraudulent transfer and conveyance statutes and the related case law.

18.      REPRESENTATIONS AND WARRANTIES

18.1     Representations and warranties

         Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party.

18.2     Status

         (a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

         (b) each member of the Group has the power to own its assets and carry on its business as it is being conducted.

18.3     Powers and authority

         It has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4     Legal validity

         Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

18.5     Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not:

         (a) conflict with any law or regulation or judicial or official order; or

         (b) conflict with the constitutional documents of any Obligor; or

         (c) conflict with any document which is binding upon any Obligor or any asset of any Obligor.

18.6     No default

         (a) No Default is outstanding or might result from the making of any Loan; and

         (b) no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which might have a material adverse effect.

18.7     Authorizations

         (a) All authorizations which would reasonably be considered to be required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

         (b) All acts, conditions and things required to be done, fulfilled and performed under the laws of the United States of America in order to make the Finance Documents admissible in evidence in the United States of America have been done, fulfilled and performed.

18.8     Accounts

         (a) In the case of the Parent, the audited consolidated accounts of the Group most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Group Accounts):

                  (i) have been prepared in accordance with accounting principles and practices generally accepted in the U.S.A. consistently applied; and

                  (ii) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up,

         and there has been no material adverse change in the consolidated financial condition of the Group since the date to which those accounts were drawn up.

         (b) In the case of each Borrower other than the Parent, its audited accounts most recently delivered to the Facility
                  Agent:

                  (i) have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of its incorporation consistently applied; and

                  (ii) fairly represent its financial condition as at the date to which they were drawn up,

         and there has been no material adverse change in the financial condition of that Borrower since the date to which those accounts were drawn up.

18.9     Litigation

         (a) Other than as specifically disclosed to the Facility Agent prior to the date of this Agreement, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect.

         (b) In respect of any litigation, arbitration or administrative proceedings disclosed to the Facility Agent prior to the date of this Agreement, there has been no development in the conduct of those proceedings which might have a material adverse effect.

18.10    Information Memorandum


         (a) The information contained in the Information Memorandum was true in all respects as at its date;

         (b) the Information Memorandum did not omit as at that date any information which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement; and

         (c) as at the date of this Agreement, nothing has occurred since the date of the Information Memorandum which renders the information contained in it untrue or misleading in any respect and which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement.

18.11    Taxes on payments

         It will not be required to make any deduction or withholding from any payment it may make to any Finance Party under the Finance Documents.

18.12    No immunity

         In any proceedings taken in the United States of America, or any other relevant state or jurisdiction, in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

18.13    Pari passu ranking

         Its obligations under the Finance Documents will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

18.14    Winding up: re-organisation, etc.

         It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.

18.15    Environmental Law

         Other than as specifically disclosed to the Facility Agent prior to the date of this Agreement, each Obligor is and has been in compliance with all applicable Environmental Laws and Environmental Licences in all material respects and, so far as it is aware, there are no circumstances that may at any time prevent or interfere with continued compliance by it with all applicable Environmental Laws and Environmental Licences in all material respects. Other than as disclosed to the Facility Agent prior to the date of this Agreement, no Environmental Claim is pending or, to the best of its knowledge, threatened against it or any of its properties.

18.16    ERISA

         Each Plan of the Obligors and their respective ERISA Affiliates complies in all material respects with all applicable requirements of law and regulation. No Reportable Event has occurred with respect to any Plan which might have a material adverse effect, and no steps have been taken to terminate any Plan. No Obligor or any Subsidiary or ERISA Affiliate of an Obligor has had a complete or partial withdrawal from any Multiemployer Plan or initiated any steps to do so.

18.17    Investment Company Act

         No Obligor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

18.18    Public Utility Holding Company and Federal Power Act

         No Obligor is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of, or otherwise subject to regulation under, the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is a "public utility" within the meaning of, or otherwise subject to regulation under, the United States Federal Power Act.

18.19    Other regulation

         No Obligor is subject to regulation under any United States Federal or State statute or regulation that limits its ability to incur or guarantee indebtedness.

18.20    Margin Stock


         (a) The proceeds of the Loans have been and will be used only for the purposes described in Clause 3 (Purpose).

         (b) No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the United States Federal Reserve System).

         (c) None of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X).

18.21    Solvency

         (a) The Parent has not incurred and does not intend to incur or believe it will incur debts beyond its ability to pay as they mature.

         (b) The Parent has made no transfer or incurred any obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

         (c)      For purposes of this Clause:

                  (i)      "debt" means any liability on a claim;

                  (ii) "claim" means (A) any right to payment, whether or not that right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (B) any right to an equitable remedy for breach of performance if that breach gives rise to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

                  (iii) terms used in this Clause shall be construed in accordance with the applicable United States bankruptcy and New York fraudulent conveyance statutes and the related case law.

18.22    Stamp duties

         No stamp or registration duty or similar taxes or charges are payable in respect of any Finance Document.

18.23    No Security Interests

         Other than as permitted by the provisions of Clause 19.8 (Negative pledge), no Security Interest exists over all or any of its present or future revenues or assets.

18.24    Times for making representations and warranties

         The representations and warranties set out in this Clause 18:

         (a)      are made on the date of this Agreement; and

         (b) (with the exception of Clause 18.10 (Information Memorandum)) are deemed to be repeated by each Obligor on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing.

19.      UNDERTAKINGS

19.1     Duration

         The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2     Financial information

         The Parent shall supply to the Facility Agent in sufficient copies for all the Banks:

         (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years):

                  (i) its audited consolidated accounts for that financial year; and

                  (ii) the audited accounts of each Borrower for that financial year;

         (b) as soon as the same are available (and in any event within 90 days of the end of the first half-year of each of its financial years):

                  (i) its unaudited consolidated accounts for that half-year; and

                  (ii) the unaudited accounts of Autoliv ASP, Inc. for that half-year.

         (c) as soon as the same are available (and in any event within 60 days of the end of each financial quarter):

                  (i) its unaudited consolidated accounts for that financial quarter; and

                  (ii) the unaudited accounts of Autoliv ASP, Inc. for that financial quarter.

19.3     Information - miscellaneous

         Each Obligor shall supply to the Facility Agent:

         (a) all documents despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched;

         (b) (unless already provided to the Facility Agent) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect on the financial condition of any Material Subsidiary or on the Group as a whole or on the ability of any Obligor to perform its obligations under this Agreement;

         (c) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request; and

         (d) immediately upon its occurrence, details of any change in the credit rating assigned to the Parent's long term unsecured and unsubordinated debt by either or both of the Rating Agencies.

19.4     Notification of Default

         Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

19.5     Compliance certificates

         The Parent shall supply to the Facility Agent:

         (a) together with the accounts specified in Clause 19.2(a)(i) (Financial information); and

         (b)      promptly at any other time, if the Facility Agent so requests,

         a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.6     Authorizations

         Each Obligor shall promptly:

         (a)      obtain, maintain and comply with the terms of; and

         (b)      supply certified copies to the Facility Agent of,

         any authorization required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.7     Pari passu ranking

         Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.8     Negative pledge

         (a) No Obligor shall, and the Parent shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets (other than Unrestricted Margin Stock).

         (b)      Paragraph (a) does not apply to:

                  (i) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue;

                  (ii) any Security Interest disclosed in writing to the Facility Agent prior to the execution of this Agreement which secures Financial
                           Indebtedness outstanding at the date of this Agreement;

                  (iii) any Security Interest arising in relation to set-off arrangements between cash balances and bank borrowings with the same bank which arise in the ordinary course of business;

                  (iv) any Security Interest existing at the time of acquisition on or over any asset acquired by a member of the Group after the date of this Agreement which was not created in contemplation of or in connection with that acquisition, provided that the principal amount secured by such Security Interest and outstanding at the time of acquisition is not subsequently increased and the Security Interest is discharged within 3 months;

                  (v) in the case of any company which becomes a member of the Group after the date of this Agreement, any Security Interest existing on or over its assets when it becomes a member of the Group which was not created in contemplation of or in connection with it becoming a member of the Group, provided that:

                           (A) the principal amount secured by such Security Interest and outstanding when the relevant company became a member of the Group is not increased;

                           (B)      no amount is secured by any such
                                    Security Interest which is not secured
                                    by the relevant Security Interest when
                                    the relevant company becomes a member
                                    of the Group; and

                           (C)      the Security Interest is discharged
                                    within 3 months;

                  (vi) any Security Interest replacing any of the Security Interests permitted by paragraphs (iv) and (v), provided that the amount secured by any replacement Security Interest shall not exceed the amount outstanding and secured by the original Security Interest at the time of the creation of the replacement Security Interest, the value of the replacement asset over which the replacement Security Interest is created does not exceed the value of the asset over which the original Security Interest was held, the replacement Security Interest secures the same obligations as the original Security Interest and such replacement Security Interest is discharged within the original three-month period specified in paragraphs (iv) and (v); and

                  (vii) any other Security Interest provided that at the time that the Security Interest is created, the aggregate amount of indebtedness secured by all Security Interests permitted under this Clause 19.8(b)(vii) (other than those permitted by sub-paragraphs 19.8(b)(i) - (vi) above), when taken together with the aggregate value of financing raised or the amount involved in the financing of an asset in transactions described in Clause 19.9 (Transactions similar to security), does not exceed 5 per cent. of the book value of the consolidated total assets of the Group, as determined by reference to the most recent consolidated accounts of the Group delivered pursuant to Clause 19.2 (Financial Information).

19.9     Transactions similar to security

         (a) No Obligor shall, and the Parent shall procure that no other Material Subsidiary will:

                  (i) sell, transfer or otherwise dispose of a material part of its assets (either in one transaction or a series of transactions, whether related or not) on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

                  (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

         in each case, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset, save where the aggregate of (a) financing raised or the amount involved in the financing of the acquisition of an asset in transactions described in this Clause 19.9 (Transactions similar to security) and (b) the Security Interests permitted by Clause 19.8(vii) (Negative pledge), does not exceed 5 per cent. of the book value of the consolidated total assets of the Group, as determined by reference to the most recent consolidated accounts of the Group delivered pursuant to Clause
         19.2 (Financial Information).

         (b)      Paragraph (a) above does not apply to Unrestricted Margin
                  Stock.

19.10    Disposals

         (a) No Obligor shall, and the Parent shall procure that no other Material Subsidiary will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

         (b)      Paragraph (a) does not apply to:

                  (i) disposals made in the ordinary course of business of the disposing entity; or

                  (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality; or

                  (iii) disposals made on an arms length basis for full market consideration; or

                  (iv) disposals made with the prior written consent of the Majority Banks; or

                  (v)      any disposal of assets from:

                           (A)      an Obligor to another Obligor; or

                           (B) a Material Subsidiary (other than an Obligor) to an Obligor or another Material Subsidiary; or

                           (C) any other Subsidiary of the Parent to any member of the Group,

                           provided that all such disposals in this paragraph (v) are made for full market consideration,

19.11    Change of business

         The Parent shall procure that no substantial change is made to the general nature or scope of the business of the Parent or of the Group from that carried on at the date of this Agreement.

19.12    Mergers

         The Parent shall not finalise or effectuate any amalgamation, demerger, merger or reconstruction.

19.13    Insurances

         Each Obligor shall, and the Parent will procure that the Group taken as a whole will, effect and maintain such insurance over and in respect of its property, assets and business with reputable underwriters or insurance companies and in such a manner and to such extent as is reasonable and customary for a business enterprise engaged in the same or similar businesses and in the same or similar localities.

19.14    Third party guarantees

         No Obligor shall, and will ensure that no other member of the Group shall, without the prior consent of the Majority Banks, grant any guarantee, bond, indemnity, counter-indemnity or similar instrument in respect of any material obligation of a person other than a member of the Group, save for:

         (a)      on the terms of the Finance Documents; or

         (b) any guarantee related to the purchase or supply of goods and/or services by such Obligor or a member of the Group or a consortium or a group of companies of which such Obligor or a member of the Group is a party, which guarantee is given in the ordinary course of business.

19.15    Environmental Matters

         Each Obligor that directly or indirectly owns, leases, occupies or uses real property in the United States shall, in all material respects, comply with:

         (a)      all applicable Environmental Law; and

         (b) the terms and conditions of all Environmental Licenses applicable to it,

         and for this purpose will implement procedures to monitor compliance with and to prevent any liability under Environmental Law.

19.16    Notice requirements

         Each Obligor will give the Facility Agent prompt notice of the occurrence of any of the following events:

         (a) non-compliance with any Environmental Law or Environmental License of which it is aware in any material respect;

         (b) any Environmental Claim or any other claim, notice or other communication served on it in respect of any alleged breach of any Environmental Law or Environmental License which might have a material adverse effect;

         (c) any actual or suspected Environmental Contamination which might have a material adverse effect;

         (d)      any Reportable Event;

         (e) termination of any Plan maintained or contributed by the Obligor or any ERISA Affiliate or any action that might result in termination; or

         (f) complete or partial withdrawal from any Multiemployer Plan by the Obligor or any ERISA Affiliate or any action that might result in complete or partial withdrawal.

         In each notice delivered under this Clause, the relevant Obligor will include reasonable details concerning the occurrence that is the subject of the notice as well as the Obligor's proposed course of action, if any. Delivery of a notice under this Clause will not affect the Obligor's obligations to comply with any other provision of this Agreement.

19.17    Investment Company Act

         No Obligor will, either by act or omission, become, or permit any other Obligor to become, an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

19.18    Public utility status

         No Obligor will, either by act or omission, become or permit any other Obligor or, as a result of its obligations under this Agreement, the Bank to become subject to regulation under the United States Public Utility Holding Company Act of 1935, as amended, or the United States Federal Power Act.

19.19    ERISA

         No Obligor will take any action or omit to take any action or permit any Subsidiary or ERISA Affiliate to take any action or omit to take any action with respect to any Plan that might result in the imposition of a lien or other Security Interest on any property of the Obligor or any Subsidiary or otherwise have a material adverse effect.

19.20    Margin Stock


         The Obligors will use the proceeds of the Loans only for the purpose described in Clause 3 (Purpose). No Obligor will engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the Board of Governors of the United States Federal Reserve System). The Obligors shall procure that none of the proceeds of the Loans will be used for any purpose that will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X). If requested by the Facility Agent, the Obligors' Agent will furnish to the Facility Agent in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

19.21    Solvency

         The Parent will, at all times, maintain sufficient capital to conduct its current and proposed business and operations, maintain its ability to pay its debts as they become due, and continue to own property having a value - both at fair valuation and at present fair saleable value - greater than the total amount of the probable liability of the Parent on its debts and obligations (including this Agreement).

19.22    Financial covenants

         (A)      In this Clause 19.22:

         "Balance Sheet"

         means, at any time, the balance sheet forming part of the latest consolidated accounts of the Group (whether audited or unaudited) delivered to the Facility Agent under Clause 19.2 (Financial information) at that time;

         "Balance Sheet Date"

         means the date as at which a Balance Sheet is drawn up;

         "Borrowings"

         means:

                  (i) the outstanding principal amount of any moneys borrowed;

                  (ii) the outstanding principal amount of any debenture, bond, note, loan stock or other security;

                  (iii) the outstanding principal amount of any acceptance under any acceptance credit opened by a bank or other financial institution and not attributable to goods or documents of title to goods in the ordinary course of documentary credit transactions;

                  (iv) the principal amount, outstanding for more than 90 days on its original terms and created in connection with the payment of the acquisition price of any asset before or after the time of acquisition or possession by the party liable, where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of an asset;

                  (v) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in sub-paragraph (ii) above; and

                  (vi) the outstanding principal amount of any indebtedness of any person of a type referred to in sub-paragraphs (i) - (v) above which is the subject of a guarantee indemnity and/or other form of assurance against financial loss.

         For the avoidance of doubt, the amount of any provision for pension liabilities made in the accounts delivered in accordance with Clause 19.2 (Financial information) shall not constitute Borrowings for the purposes of this definition;

         "EBITDA"

         means, in respect of any period, the consolidated pre-taxation income of the Group, before depreciation, amortisation and Interest Expense for that period;

         "Interest Bearing Liabilities"

         means the amount of all liabilities of the Group which would, in accordance with U.S. Accounting Requirements, be classified as interest bearing liabilities (including, without limitation, pension liabilities, but excluding capitalised leasing obligations which would not constitute interest bearing liabilities on the basis of Reference Accounting Requirements);

         "Interest Expense"

         means, during any period ending on the date as at which a Balance Sheet is drawn up, the consolidated amount of interest expense of the Group during that period in accordance with Accounting Requirements, as shown in the Statement of Income delivered with that Balance Sheet, but in the case of a Statement of Income delivered under Clause 19.2(b) or (c) (Financial information) for an interim period, after adding:

                  (i)      interest expense of the Group for the
                           immediately preceding financial year of the Group; less;

                  (ii)     interest expense of the Group for the
                           corresponding interim period during that preceding financial year of the Group;

         "Liquid Investments"

         means the aggregate amount of:

         (a) any credit balances on any bank or other deposit, savings or current account of a member of the Group;

         (b)      cash in hand of a member of the Group; and

         (c) marketable securities beneficially held by a member of the Group;

         "Net Interest Bearing Debt"

         means Interest Bearing Liabilities less Liquid Investments;

         "Operating Profit"

         means, during any period ending on the date as at which a Balance Sheet is drawn up, the consolidated revenues of the Group during that period less operating costs and less any depreciation, but before amortisation of intangibles (primarily goodwill), as shown in the Statement of Income delivered with that Balance Sheet as operating profit, but in the case of a Statement of Income delivered under Clause 19.2(b) or (c) (Financial information) for an interim period, after adding:

                  (i)      Operating Profit of the Group for the
                           immediately preceding financial year of the Group; less

                  (ii)     Operating Profit of the Group for the
                           corresponding interim period during that preceding financial year of the Group;

         "Reference Accounting Requirements"

         means the U.S. GAAP as applied to and used in connection with the Original Group Accounts.

         "Statement of Income"

         means at any time, the profit and loss account forming part of the latest consolidated accounts of the Group (whether audited or unaudited) delivered to the Agent under Clause 19.2 (Financial information) at that time;

         "Subsidiary Borrowings"

         means, at any time, the aggregate amount of all Borrowings of the Parent's Subsidiaries (other than the Borrowers) at that time (without double counting in relation to intra-Group Borrowings or guarantees given by one Subsidiary in relation to the Borrowings of another);

         (B) Each calculation to be made for the purposes of this Clause 19.22 shall be made on the following basis:

         (a) figures shall be expressed in US Dollars and, where any currency has to be converted into US Dollars for this purpose, such conversion shall be made at the rate of exchange applied in the relevant financial accounts delivered under Clause 19.2 (Financial information);

         (b) figures shall be taken from the most recent financial accounts delivered under Clause 19.2 (Financial information) or, as the case may be, the financial accounts delivered under that Clause relevant to the period or date in question, but shall be adjusted to remove any material inconsistencies between the figures contained in the Balance Sheet or (as the case may be) Statement of Income and the figures that would have been contained in that Balance Sheet (including notes thereto) or Statement of Income if it had been drawn up using Reference Accounting Requirements.

         (C)      The Parent shall procure that:

         (a) the ratio of (i) Operating Profit to (ii) Interest Expense during the period of 12 months ending on a Balance Sheet Date, shall not at any time be less than
                  3.0 to 1.0;

         (b) the ratio of Net Interest Bearing Debt (on any Balance Sheet Date) to EBITDA (for the period of 12 months ending on the same Balance Sheet Date) shall not be greater than
                  2.5 to 1.0;

         (c)      Subsidiary Borrowings shall at no time exceed
                  US$150,000,000.

20.      Default

20.1     Events of Default

         Each of the events set out in this Clause 20 is an Event of Default (whether or not caused by any reason whatsoever outside the control of an Obligor or any other person).

20.2     Non-payment

         An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and, if the non-payment is caused solely by administrative or technical error, or relates solely to non-payment of interest or fees, it is not remedied within three Business Days.

20.3     Breach of other obligations

         An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2
         (Non-payment)), provided that, if such non-compliance is capable of remedy, such non-compliance remains unremedied for a period of 14 days.

20.4     Misrepresentation

         A representation, warranty or statement made or deemed to be made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of an Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5     Cross-default

         (a) Any Financial Indebtedness of a member of the Group is not paid when due or within any applicable grace period provided for in the relevant documentation; or

         (b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group; or

         (c) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

         (d) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

         (e) any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable,

         Provided that no Event of Default shall occur under this Clause
         20.5 unless the aggregate amount of all the Financial Indebtedness with respect to which an event or events under paragraphs (a) to
         (e) (inclusive) above occurs or occur is at least US$20,000,000 (or its equivalent in other currencies).

20.6     Insolvency

         (a) An Obligor or any Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

         (b) an Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

         (c) an Obligor or any Material Subsidiary, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

20.7     Insolvency proceedings

         (a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of an Obligor or any Material Subsidiary; or

         (b) a meeting of an Obligor or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

         (c) any person presents a petition for the winding-up or for the administration of an Obligor or any Material Subsidiary, other than a petition which is frivolous or vexatious, or which is dismissed within 30 days; or

         (d) an order for the winding-up or administration of an Obligor or any Material Subsidiary is made; or

         (e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of an Obligor or any Material Subsidiary or any other insolvency proceedings involving an Obligor or any Material Subsidiary.

20.8     Appointment of receivers and managers

         (a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or any Material Subsidiary or any part of its assets; or

         (b) the directors of an Obligor or any Material Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

         (c) any other steps are taken to enforce any Security Interest over any part of the assets of an Obligor or any Material Subsidiary.

20.9     Creditors' process

         Any attachment, sequestration, distress or execution affects any asset of an Obligor or any Material Subsidiary and is not discharged within 14 days.

20.10    Analogous proceedings

         There occurs, in relation to an Obligor or any Material
         Subsidiary, any event anywhere which appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.9 (Creditors process) (inclusive).

20.11    Cessation of business

         An Obligor or any Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business.

20.12    Material adverse change

         Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, could reasonably be expected to have a material adverse effect.

20.13    U.S. Bankruptcy Laws

         (a) Any Obligor makes a general assignment for the benefit of creditors; or

         (b) any Obligor commences a voluntary case or proceeding under the United States Bankruptcy Code of 1978, as amended, or under any other United States Federal or State bankruptcy, insolvency or other similar law (collectively "U.S. Bankruptcy laws"); or

         (c) an involuntary case under any U.S. Bankruptcy Law is commenced against any Obligor and the petition is not controverted within 30 days and is not dismissed or stayed within 90 days after commencement of the case; or

         (d) a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for or takes charge of, all or substantial part of the property of any Obligor.

20.14    ERISA

         (a) Any event or condition occurs that presents a material risk that any Obligor or any ERISA Affiliate may incur a material liability to a Plan or to the United States Internal Revenue Service or to the United States Pension Benefit Guaranty Corporation; or

         (b) an "accumulated funding deficiency" occurs (as that term is defined in section 412 of the United States Internal Revenue Code of 1986, as amended, or section 302 of ERISA), whether or not waived, by reason of the failure of any Obligor or any ERISA Affiliate to make a contribution to a Plan.

20.15    Acceleration

         (a) Upon the occurrence of an Event of Default described in Clause 20.13 (U.S. Bankruptcy Laws):

                  (i)      the Total Commitments will immediately
                           terminate; and

                  (ii) the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, will be immediately due and payable.

         (b) On and at any time after the occurrence of an Event of Default (other than an Event of Default described in Clause 20.13 (U.S. Bankruptcy Laws)) the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Obligors' Agent:

         (a)      cancel the Total Commitments; and/or

         (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Banks.

21.      THE AGENTS AND THE ARRANGERS

21.1     Appointment and duties of the Agents

         (a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

         (b) Each Swingline Bank irrevocably appoints the Swingline Agent to act as its agent under this Agreement in connection with the Swingline Facility.

         (c) Each Party appointing an Agent irrevocably authorizes that Agent on its behalf to:

                  (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

                  (ii) execute each Finance Document expressed to be executed by that Agent on that Party's behalf.

         (d) An Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

21.2     Role of the Arrangers

         Except as specifically provided in this Agreement, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

21.3     Relationship

         The relationship between an Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes an Agent as trustee or fiduciary for any other Party or any other person and an Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4     Majority Banks' instructions

         (a) Each Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, an Agent may act as it considers to be in the best interests of all the Banks.

         (b) No Agent is authorized to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.5     Delegation

         Each Agent may act under the Finance Documents through its personnel and agents.

21.6     Responsibility for documentation

         Neither of the Agents or the Arrangers is responsible to any other Party for:-

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

21.7     Default

         (a) No Agent is obliged to monitor or enquire as to whether or not a Default has occurred. No Agent will be deemed to have knowledge of the occurrence of a Default. However, if an Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

         (b) Each Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.8     Exoneration

         (a) Without limiting paragraph (b) below, no Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

         (b) No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document. Any officer, employee or agent of an Agent may rely on this subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

21.9     Reliance

         In the absence of manifest error or fraud, each Agent may:-

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in that Agent's employment and those representing a Party other than that Agent).

21.10    Credit approval and appraisal

         Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:-

         (a) has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by any Agent or any Arranger in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11    Information

         (a) The Facility Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

         (b) The Facility Agent shall promptly supply a Bank with a copy of each document received by the Facility Agent under Clause 4 (Conditions Precedent), upon the request and at the expense of that Bank.

         (c) Except where this Agreement specifically provides otherwise, the Facility Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

         (d)      Except as provided above, no Agent has any duty:-

                  (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Borrower or of its related entities, whether coming into its possession before, on or after the date of this Agreement; or

                  (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Borrower.

21.12    The Agents and the Arrangers individually

         (a) If it is also a Bank, each of the Agents and each of the Arrangers has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or an Arranger.

         (b)      Each Agent and each Arranger may:-

                  (i) carry on any business with a Borrower or its related entities;

                  (ii) act as agent or trustee for, or in relation to any financing involving, a Borrower or its related entities; and

                  (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

         (c) In acting as an Agent, the agency division of each Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as an Agent may be treated as confidential by that Agent and will not be deemed to be information possessed by that Agent in its capacity as such.

         (d) Each Borrower irrevocably authorizes an Agent to disclose to the other Finance Parties any information which, in the opinion of that Agent, is received by it in its capacity as an Agent.

         (e) An Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of that Agent incurred by it in connection with the Finance Documents.

21.13    Indemnities

         (a) Without limiting the liability of any Borrower under the Finance Documents, each Revolving Credit Bank shall forthwith on demand indemnify the Facility Agent, and each Swingline Bank shall forthwith on demand indemnify the Swingline Agent, for that Bank's proportion of any liability or loss incurred by the Facility Agent or the Swingline Agent in any way relating to or arising out of its acting as the Facility Agent or the Swingline Agent, except to the extent that the liability or loss arises directly from the relevant Agent's gross negligence or wilful misconduct.

         (b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which the Original Dollar Amount of its participation in the Revolving Credit Loans (if any) bears to the Original Dollar Amount of all the Revolving Credit Loans on the date of the demand or, in the case of a Swingline Bank, the proportion which the participation in the Swingline Loans (if any) bear to all the Swingline Loans outstanding on the date of demand. However, if there are no such Loans outstanding on the date of demand, then the proportion will be the proportion which its Revolving Credit Commitment or Swingline Commitment bears to the Total Revolving Credit Commitments or the Total Swingline Commitments at the date of demand or, if the Total Revolving Credit Commitments or the Total Swingline Commitments have then been cancelled, bore to the Total Revolving Credit Commitments or the Total Swingline Commitments immediately before being cancelled.

21.14    Compliance

         (a) An Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

         (b) Without limiting paragraph (a) above, no Agent need disclose any information relating to any Borrower or any of its related entities if the disclosure might, in the opinion of that Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15    Resignation of an Agent

         (a) Notwithstanding its irrevocable appointment, an Agent may resign by giving notice to the Banks and the Obligors' Agent, in which case that Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

         (b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the relevant Agent may appoint a successor Agent.

         (c) The resignation of an Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the relevant Agent and the term "Facility Agent" or "Swingline Agent" will mean the successor Agent.

         (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as an Agent under this Agreement.

         (e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was an Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

         (f) The Majority Banks may, by notice to an Agent, require it to resign in accordance with paragraph (a) above. In this event, that Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

21.16    Banks

         (a) Each Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

         (b) Each Bank, on the date on which it becomes a party to this Agreement, represents to the Facility Agent that it is:

                  (i)      either:

                           (A) not resident in the United Kingdom for United Kingdom tax purposes; or

                           (B) a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

                  (ii) beneficially entitled to the principal and interest payable by the Facility Agent to it under this Agreement,

                  and shall forthwith notify the Facility Agent if either representation ceases to be correct.

         (c) The Facility Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

21.17    Extraordinary management time and resources

         The Parent shall forthwith on demand pay each Agent for the reasonable cost of utilising its management time or other resources in connection with:-

         (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; or

         (b)      the occurrence of a Default; or

         (c) the enforcement of, or the preservation of any rights under, any Finance Document.

         Any amount payable to an Agent under this Clause will be calculated on the basis of such reasonable daily or hourly rates as that Agent may notify to the Obligors' Agent, and is in addition to any fee paid or payable to an Agent under Clause 22
         (Fees).

22.      FEES

22.1     Arrangement fee

         The Parent shall within five Business Days of the date of this Agreement pay to the Arrangers an arrangement fee in the amount agreed in the Fee Letter between the Arranger and the Obligors. This fee shall be distributed by the Arrangers among the Banks in accordance with the arrangements agreed by the Arrangers with the Banks prior to the date of this Agreement.

22.2     Facility Agent's fee

         The Parent shall pay to the Facility Agent for its own account an agency fee in the amount agreed in the Fee Letter between the Facility Agent and the Obligors. The agency fee is payable annually in advance. The first payment of this fee is payable within five Business Days of the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

22.3     Commitment fee

         (a) The Parent shall pay to the Facility Agent for each Revolving Credit Bank a commitment fee in US Dollars computed at the rate of:

                  (i) 0.1 per cent. per annum on the undrawn, uncancelled amount of that Bank's Facility A Commitment; and

                  (ii) 40 per cent. per annum of the applicable Margin on the undrawn, uncancelled amount of that Bank's Facility B Commitment.

                  The Commitment fee will be payable on each day on which any Commitment is in force. For this purpose Loans shall be taken at their Original Dollar Amount.

         (b) Commitment fee shall be payable quarterly in arrear from the date of this Agreement. Accrued commitment fee shall also be payable to the Facility Agent for the relevant Bank on the cancelled amount of its Revolving Credit Commitment at the time the cancellation comes into effect.

22.4     Swingline Agent's fee

         The Parent shall pay to the Swingline Agent for its own account an agency fee in the amounts and on the terms agreed in the Fee Letter between the Obligors and the Swingline Agent.

22.5     VAT

         Any fee referred to in this Clause 22 is exclusive of any value added tax or any other direct tax which might be chargeable in connection with that fee. If any value added tax or other direct tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

23.      EXPENSES

23.1     Initial and special costs

         The Parent shall forthwith on demand pay the Agents and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

         (a)      the negotiation, preparation, printing and execution of:

                  (i) this Agreement and any other documents referred to in this Agreement; and

                  (ii) any other Finance Document executed after the date of this Agreement; and

         (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.8 (Change of currency), the Facility Agent, and relating to a Finance Document or a document referred to in any Finance Document.

         (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

23.2     Enforcement costs

         The Parent shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.      STAMP DUTIES

         The Parent shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

25.      INDEMNITIES

25.1     Currency indemnity

         (a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

                  (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

                  (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

                  (iii) the Obligor shall forthwith on demand pay to the each Finance Party forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

         (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2     Other indemnities

         The Parent shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Default;

         (b) a change in the currency of a country or the operation of Clause 2.8 (Change of currency), Clause 20.15
                  (Acceleration) or Clause 31 (Pro rata sharing);

         (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 10.4 (Default interest)) relative to the amount so received; or

         (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) a Loan not being made after the Obligors' Agent has delivered a Request.

         The Parent's liability in each case includes any loss of Margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

26.      EVIDENCE AND CALCULATIONS

26.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3     Calculations

         Interest (including any applicable Mandatory Cost) and the fee payable under Clause 22.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, where market practice otherwise dictates, 365 days.

27.      AMENDMENTS AND WAIVERS

27.1     Procedure

         (a) Subject to Clause 27.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Obligors' Agent and the Majority Banks. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

         (b) The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

27.2     Exceptions

         (a) An amendment or waiver not agreed by a Bank and which relates to:-

                  (i) the definition of "Majority Banks" in Clause 1.1 (Definitions);

                  (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clause 22.3 (Commitment fee));

                  (iii)    an increase in that Bank's Commitment;

                  (iv)     a change in the guarantee of the Parent;

                  (v) a term of a Finance Document which expressly requires the consent of that Bank; or

                  (vi) Clause 2.4 (Obligations several), Clause 28.2 (Transfers by Banks), Clause 31 (Pro Rata Sharing) or this Clause 27 (Amendments and Waivers),

                  is not binding on that Bank.

         (b) An amendment or waiver which affects the rights and/or obligations of an Agent may not be effected without the agreement of that Agent.

27.3     Waivers and Remedies Cumulative

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.      CHANGES TO THE PARTIES

28.1     Transfers by Obligors

No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

28.2     Transfers by Banks

         (a)      A Bank (the "Existing Bank") may, subject to paragraph
                  (b) below, at any time assign, transfer or novate any of its Commitments and/or its rights and/or obligations under this Agreement to another bank or financial institution (the "New Bank").

         (b)      (i)      A transfer of part of a Commitment must be
                           in a minimum amount of at least U.S.$10,000,000 or its remaining Commitment, if less;

                  (ii) no transfer by a Bank of its Revolving Credit Commitment may result in its Swingline
                           Commitment or that of its Affiliated Bank exceeding its Revolving Credit Commitment;

                  (iii)    a Bank may only transfer its Swingline
                           Commitment to a New Bank if the New Bank is, or will be, a Revolving Credit Bank or an Affiliate of a Revolving Credit Bank; and

                  (iv) the prior consent of the Parent is required for any such assignment, transfer or novation, unless the New Bank is another Bank or an Affiliate of a Bank. However, the prior consent of the Parent must not be unreasonably withheld or delayed and will be deemed to have been given if, within five days of receipt by the Parent of an application for consent, it has not been expressly refused.

         (c) A transfer of obligations will be effective only if either:-

                  (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

                  (ii) the New Bank confirms to the Facility Agent and the Obligors' Agent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Facility Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

         (d) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

         (e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitments, or any of its rights and/or obligations under this Agreement, other than in relation to a transfer to an Affiliate, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of US$1,000.

         (f)      An Existing Bank is not responsible to a New Bank for:-

                  (i)      the execution, genuineness, validity,
                           enforceability or sufficiency of any Finance
                           Document or any other document;

                  (ii) the collectability of amounts payable under any Finance Document; or

                  (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

         (g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:-

                  (i) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

         (g) Nothing in any Finance Document obliges an Existing Bank to:-

                  (i) accept a re-transfer from a New Bank of any of the Commitments and/or rights and/or obligations assigned, transferred or novated under this Clause; or

                  (ii) support any losses incurred by the New Bank by reason of the non-performance by the Obligors of their obligations under the Finance Documents or otherwise.

         (h) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

28.3     Procedure for novations

         (a)      A novation is effected if:-

                  (i) the Existing Bank and the New Bank deliver to the Facility Agent a duly completed certificate, substantially in the form of Schedule 5 (a "Novation Certificate"); and

                  (ii)     the Facility Agent executes it.

         (b)      Each Party (other than the Existing Bank and the New
                  Bank) irrevocably authorizes the Facility Agent to execute any duly completed Novation Certificate on its behalf.

         (c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:-

                  (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

                  (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

                  (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

                  (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Facility Agent or, if later, the date specified in the Novation Certificate.

28.4     Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Facility Agent shall (in consultation with the Borrower and the Banks) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

29.      Disclosure of Information

         Each Bank shall keep confidential any and all information made available to it by any Obligor pursuant to or in connection with the Finance Documents, other than information:

         (a)      which at the relevant time is in the public domain; or

         (b) which, after such information has been made available to that Bank, becomes generally available to third parties by publication or otherwise through no breach of this Clause 29 by that Bank; or

         (c) which was lawfully in the possession of that Bank or its advisers prior to such disclosure (as evidenced by that Bank's written records or the written records of that Bank's advisers) and which was not acquired directly or indirectly from an Obligor; or

         (d) the disclosure of which is required by law or any competent regulatory body (to the extent of that requirement) or which is necessitated by any legal proceeding or audit requirement; or

         (e) the disclosure of which is made to an Affiliate of that Bank in circumstances where it is that Bank's usual practice to make such disclosure or where such disclosure is required as part of that Bank's management or reporting policies or where such disclosure is in the reasonable opinion of that Bank required to protect its position, or to assist in the recovery of amounts, hereunder; or

         (f) the disclosure of which is made to any person with whom it is proposing to enter, or has entered, into any kind of transfer, participation or other agreement in relation to this Agreement; or

         (g) the disclosure of which is made by that Bank to its professional advisers; or

         (h) which is disclosed to another party to this Agreement in the specific circumstances whereby it is made available to that party,

         provided that, if a Bank makes such information available to any person in accordance with paragraphs (d), (e), (f) or (g) above, it takes reasonable endeavours to ensure that such party keeps that information confidential to the same extent as set out above.

30.      SET-OFF

         A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the relevant Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

31.      PRO RATA SHARING

31.1     Redistribution

         If any amount owing by an Obligor under the Finance Documents to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than in accordance with Clause 12 (Payments) (a "recovery"), then:-

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Facility Agent;

         (b) the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 12 (Payments);

         (c) subject to Clause 31.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "redistribution") equal to the excess;

         (d) the Facility Agent shall treat the redistribution as if it were a payment by the relevant Obligor under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2     Reversal of redistribution

         If under Clause 31.1 (Redistribution):-

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for a period whilst it held the re-distribution. Thereupon the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

31.3     Exceptions

         (a) A recovering Finance Party is not obliged to pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

         (b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

32.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.      NOTICES

34.1     Giving of notices

         All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

         (a) if by letter, when delivered personally or on actual receipt;

         (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

         (c)      if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

34.2     Addresses for notices

         (a) The address, telex and facsimile number of each Party (other than the Obligors and the Agents) for all notices under or in connection with this Agreement are:

                  (i) those notified by that Party for this purpose to the Agents on or before the date it becomes a Party; or

                  (ii) any other notified by that Party for this purpose to the Agents by not less than five Business Days' notice.

         (b)      The address, telex and facsimile number of the Parent are:

         Autoliv, Inc,
         Box 70381
         SE-107 24 Stockholm
         Sweden

         Fax No:  +46 8 24 44 93
         Attention: Vice President, Finance

         or such other as the Parent may notify to the Facility Agent by not less than five Business Days' notice.

         (c) The address, telex number and facsimile number of the other Borrowers are:

         Autoliv ASP, Inc.
         3350 Airport Road
         Ogden
         Utah 84405

         Fax No:  +1 801 625 4853
         Attention:  Director of Finance

         Autoliv AB
         World Trade Center
         Klarabergsviadukten 70
         PO Box 70381
         SE-107 Stockholm

         Fax No:  00 46 8411 7025
         Attention:  Hannes Wadell

         or such other as that Borrower may notify to the Facility Agent by not less than five Business Days' notice.

         (d) The address, telex number and facsimile number of the Agents are:

         Facility Agent:

         Skandinaviska Enskilda Banken AB (publ)
         Skandinavia House
         2 Cannon Street
         London
         EC4M 6XX

         Telex No: 8950281
         Fax No:  +44 20 7329 4178
         Attention:   Banking Administration
                      Rachel Vanner

         Swingline Agent:

         Bank One, NA
         1 Bank One Plaza
         Suite 0634
         Chicago
         IL 60670-0634,

         Fax No:  312 732 4840/1158
         Attention:   Nanette Wilson

         or such other as an Agent may notify to the other Parties by not less than five Business Days' notice.

         (e) All notices from or to an Obligor or the Obligors' Agent shall be sent through the relevant Agent.

         (f) The Facility Agent shall, promptly upon request from any Party, give to that Party the address, facsimile number or telex number of any other Party applicable at the time for the purposes of this Clause.

35.      LANGUAGE

         (a) Any notice given under or in connection with any Finance Document shall be in English.

         (b) All other documents provided under or in connection with any Finance Document shall be:

                  (i)      in English; or

                  (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

36.      JURISDICTION

36.1     Submission

         (a) For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

         (b) Without prejudice to paragraph (a) above and for the benefit of each Finance Party, each Obligor agrees that any New York State court or Federal court sitting in New York City has jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of those courts. 36.2 Service of process

         Without prejudice to any other mode of service, each Obligor:

         (a)      irrevocably appoints:

                  (i) Autoliv Ltd, Penner Road, Havant, Hampshire PO9 1QH, as agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

                  (ii) CT Corporation, 111 East Avenue, New York, New York 10011, as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with any Finance Document;

         (b) agrees to maintain an agent for service of process in England and in the State of New York until all Commitments have terminated and the Loans and all other amounts payable under the Finance Documents have been finally, irrevocable and indefeasibly repaid in full;

         (c) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned;

         (d) consents to the service of process relating to any proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause
                  34.2 (Addresses for notices); and

         (e) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the Obligor shall immediately appoint a further person in England or in the State of New York, as appropriate, to accept service of process on its behalf in England or in the State of New York, as appropriate, and, if the Obligor does not appoint a process agent within 15 days, the Bank is entitled and authorized to appoint a process agent for the Obligor by notice to the Obligor.

36.3     Forum convenience and enforcement abroad

         Each Obligor:

         (a) waives objection to the English and New York State and Federal courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with any Finance Document; and

         (b) agrees that a judgment or order of an English or New York State or Federal court in connection with any Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

36.4     Non-exclusivity

         Nothing in this Clause 36 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

37.      Governing Law

         This Agreement is governed by English law.

38.      INTEGRATION

         The Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

39.      WAIVER OF JURY TRIAL

         The Obligors and the Finance Parties waive any rights they may have to a jury trial of any claim or cause of action based on or arising from any Finance Document or the transactions contemplated by the Finance Documents. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                 SCHEDULE 1

                              VARIOUS PARTIES

                           BANKS AND COMMITMENTS

                                   PART 1

                           Facility A Commitments

Revolving Credit Banks                                   Facility A Commitments
                                                                  US$

Bank One, NA                                                 32,000,000.00
Skandinaviska Enskilda Banken AB (publ)                      32,000,000.00

The Bank of Tokyo-Mitsubishi, Ltd.                           27,294,117.65

Landesbank Baden-Wurtemberg, London Branch                   27,294,117.65
Norddeutsche Landesbank, Stockholm Branch                    27,294,117.65
Societe Generale, Paris                                      27,294,117.65
Svenska Handelsbanken AB (publ)                              27,294,117.65

Banco Bilbao Vizcaya Argentaria S.A.                         18,447,058.82
BBL International (U.K.) Limited                             18,447,058.82
Mizuho Bank Nederland BV                                     18,447,058.82

Commerzbank International (Ireland)                          15,058,823.53

Commerzbank Aktiengesellschaft, Elmshorn Branch              12,235,294.12

Banca Commerciale Italiana SpA, London Branch                 9,223,529.41
Banca Monte dei Paschi di Siena SpA                           9,223,529.41
Natexis Banques Populaires                                    9,223,529.41
Nordbanken AB (publ)                                          9,223,529.41
                                                               ----------
Total Facility A Commitments
                                                            U.S. $320,000,000
                                                            -----------------

                                  PART II

                           Facility B Commitments

Revolving Credit Banks                                   Facility B Commitments
                                                                  US$

Bank One, NA                                                 53,000,000.00
Skandinaviska Enskilda Banken AB (publ)                      53,000,000.00

The Bank of Tokyo-Mitsubishi, Ltd.                           45,205,882.35
Landesbank Baden-Wurtemberg, London Branch                   45,205,882.35
Norddeutsche Landesbank, Stockholm Branch                    45,205,882.35
Societe Generale, Paris                                      45,205,882.35
Svenska Handelsbanken AB (publ)                              45,205,882.35

Banco Bilbao Vizcaya Argentaria S.A.                         30,552,941.18
BBL International (U.K.) Limited                             30,552,941.18
Mizuho Bank Nederland BV                                     30,552,941.18

Commerzbank International (Ireland)                          24,941,176.47

Commerzbank Aktiengesellschaft, Elmshorn Branch              20,264,705.88

Banca Commerciale Italiana SpA, London Branch                15,276,470.59
Banca Monte dei Paschi di Siena SpA                          15,276,470.59
Natexis Banques Populaires                                   15,276,470.59
Nordbanken AB (publ)                                         15,276,470.59
                                                               ----------
Total Facility B Commitments
                                                             U.S. $530,000,000
                                                             -----------------

                                  PART III

                 Swingline Banks and Swingline Commitments

Swingline Banks                                          Swingline Commitments
                                                                  US$

Bank One, NA                                                   52,000,000
Skandinaviska Enskilda Banken AB (publ)                        52,000,000

Norddeutsche Landesbank, New York Branch                       30,000,000
Svenska Handelsbanken New York Branch                          30,000,000

Banca Commerciale Italiana SpA, New York Branch                12,000,000
Banca Monte dei Paschi di Siena SpA                            12,000,000
Nordbanken AB (publ)                                           12,000,000
                                                               ----------
Total Swingline Commitments
                                                            U.S. $200,000,000
                                                            -----------------

                                 SCHEDULE 2

                       CONDITIONS PRECEDENT DOCUMENTS


1.       Each Obligor

(a) A copy of the memorandum and articles of association and certificate of incorporation of each Obligor.

(b)      A copy of a resolution of the board of directors of each Obligor:

         (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

         (ii) authorizing a specified person or persons to execute this Agreement on its behalf; and

         (iii) authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

(c) a specimen of the signature of each person authorized by the resolution referred to in paragraph (b) above;

(d) a certificate of a director of each Obligor confirming that the borrowing of the Commitment in full would not cause any borrowing limit binding on it to be exceeded; and

2.       Other documents

(a) a certificate of an authorized signatory of the Parent certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b) Evidence that the process agents referred to in Clause 36.2 (Service of process) have accepted their appointments under that Clause.

(c) Confirmation from the Parent that it is not, to the best of its knowledge and belief after full and due enquiry, in breach of any other agreement to which it is a party.

(d) Evidence satisfactory to the Facility Agent that the Existing Indebtedness set out in paragraph (a) and (b) of the definition of "Existing Indebtedness" in Clause 1.1 (Definitions) has been repaid and cancelled or will be repaid and cancelled by means of the first drawing made under this Agreement.

(e) A copy of any other authorization or other document, opinion or assurance which the Facility Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

3.       Legal opinions

(a) A legal opinion of Allen & Overy, New York, legal advisers in the State of New York, U.S.A. to the Finance Parties;

(b) A legal opinion of legal advisers in the State of Indiana, U.S.A. to the Finance Parties.

(c) A legal opinion of Allen & Overy, London, legal advisers in England to the Finance Parties.

(d) A legal opinion of Advokatfirman Vinge AB, legal advisers in Sweden to the Finance Parties.

                                 SCHEDULE 3

                     CALCULATION OF THE MANDATORY COST


1.       General

         The Mandatory Cost recoverable by a Bank with respect to a Loan for each of its Interest Periods is the rate (rounded upward, if necessary, to four decimal places) notified to the Facility Agent by that Bank no later than 10 Business Days prior to the end of the relevant Interest Period and calculated in accordance with paragraphs 2 to 4 below.

2.       For a Bank lending from a Facility Office in the U.K.

(a)      The relevant rate for a Bank lending from a Facility Office in the UK:

         in relation to a Loan denominated in Sterling:

         BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
               100-(B + S)

         in relation to any other Loan:

         F x 0.01 % per annum = Mandatory Cost
            300

         where on the day of application of the formula:

         B is the percentage of the Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is LIBOR at or about 11.00 a.m. on that day for the relevant Interest Period;

         S is the percentage of the Bank's eligible liabilities which the Bank of England requires the Bank to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per (pound)1 million of the fee base of the Bank.

(b)      For the purposes of this Schedule 3:

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "fee base" has the meaning given to it in the Fees
                  Regulations;

         (iii) "Fees Regulations" means the Banking Supervision (Fees) Regulations 2000 and/or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)      (i)      Each formula is applied on the first day of each Interest
                  Period.

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Facility Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Facility Agent (after consultation with the Banks) shall notify the Obligors' Agent of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Facility Agent shall, in the absence of manifest error, be binding on all the Parties.

3.       For a Bank lending from a Facility Office in a Participating
         Member State

         The relevant rate for a Bank lending from a facility office in a Participating Member State is the percentage per annum notified by that Bank to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

4.       General

         If a Bank fails to notify a rate under paragraph 2 or 3 above, the Facility Agent will assume that the Bank has not incurred any such cost, or that any rate previously notified to them by that Bank as applying until further notice shall continue to so apply.

                                 SCHEDULE 4

                              FORM OF REQUEST



To:      [AGENT] as Facility Agent]/[SWINGLINE AGENT] as Swingline Agent]*

[cc:     [AGENT]]**

From:    [OBLIGORS' AGENT]                      Date:    [       ], 2000

                               Autoliv, Inc.
         US$850,000,000 Credit Agreement dated 13th November, 2000

1. We wish to utilise the [Revolving Credit]/[Swingline]* Facility as follows:-

         (a)      Borrower:              [       ]

         (b)      Facility:              [A/B]

         (c)      Drawdown Date:         [       ]

         (d)      Amount:                [       ]

         (e)      Currency:              [       ]

         (f)      Interest Period:       [       ]

         (g)      Payment instructions:  [       ]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.


By:


[OBLIGORS' AGENT]
Authorized Signatory




------------------------------------
*        Delete as appropriate
**       Include for Request for the Swingline Facility

                                 SCHEDULE 5

                        FORM OF NOVATION CERTIFICATE

To:      [AGENT] as Facility Agent

From:    [THE EXISTING BANK] and [THE NEW BANK]          Date: [           ]

                               Autoliv, Inc.
 US$850,000,000 Credit Agreement dated 13th November, 2000 (the "Agreement")

We refer to Clause 28.3 (Procedure for novations).

1. We [ ] (the "Existing Bank") and [ ] (the "New Bank") agree to the Existing Bank and the New Bank novating the Existing Bank's Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 28.3 (Procedure for novations).

2. The specified date for the purposes of Clause 28.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

4.       This Novation Certificate is governed by English law.

                                THE SCHEDULE

              Commitments/rights and obligations to be novated

                         [Insert relevant details]


[Existing Bank]                             [New Bank]

By:                                                  By:

Date:                                                Date:

[New Bank]

[Facility Office                            Address for notices]

[AGENT]

By:

Date:

                                SIGNATORIES


Borrowers

AUTOLIV, INC.

By:      /s/  Lars Westerberg               /s/ Hans Biorck


AUTOLIV ASP, INC.

By:      /s/  Lars Westerberg               /s/ Hans Biorck


AUTOLIV AB

By:      /s/  Lars Westerberg               /s/ Hans Biorck



Parent

AUTOLIV, INC.

By:      /s/  Lars Westerberg               /s/ Hans Biorck


Arrangers


BANK ONE, NA

By:      /s/ Ian Harvey


SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:      /s/ Michael I. Dicks



Banks

Revolving Credit Banks

BANK ONE, NA

By:      /s/ Jan-Erik Andersen


SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:      /s/ Ola Romney


THE BANK OF TOKYO-MITSUBISHI, LTD.

By:      /s/ Guy Pashley


LANDESBANK BADEN-WURTEMBERG, LONDON BRANCH

By:      /s/ Martin Flynn


NORDDEUTSCHE LANDESBANK, STOCKHOLM BRANCH

By:      /s/ Dirk Hunger


SOCIETE GENERALE, PARIS

By:      /s/ Lars Soderberg


SVENSKA HANDELSBANKEN AB (publ)

By:      /s/ Jorgen Larsson


BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:      /s/ Fiona Hagdrup


BBL INTERNATIONAL (U.K.) LIMITED

By:      /s/ Bart Ivens


MIZUHO BANK NEDERLAND BV

By:      /s/ Fiona Hagdrup


COMMERZBANK INTERNATIONAL (IRELAND)

By:      /s/ Michael Roche


COMMERZBANK AKTIENGESELLSCHAFT, ELMSHORN BRANCH

By:      /s/ Oliver Molenaar


BANCA COMMERCIALE ITALIANA SpA, LONDON BRANCH

By:      /s/ Paolo Sarcinelli


BANCA MONTE DEI PASCHI DI SIENA SpA

By:      /s/ Fiona Hagdrup


NATEXIS BANQUES POPULAIRES

By:      /s/ Ludovic Brule


NORDBANKEN AB (publ)

By:      /s/ Ulf Gilborne



Swingline Banks

BANK ONE, NA

By:      /s/ Jan-Erik Andersen


SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:      /s/ Ola Romney


NORDDEUTSCHE LANDESBANK, NEW YORK BRANCH

By:      /s/ Dirk Hunger


SVENSKA HANDELSBANKEN NEW YORK BRANCH

By:      /s/ Jorgen Larsson


BANCA COMMERCIALE ITALIANA SpA, NEW YORK BRANCH

By:      /s/ Paolo Sarcinelli


BANCA MONTE DEI PASCHI DI SIENA SpA

By:      /s/ Fiona Hagdrup


NORDBANKEN AB (publ)

By:      /s/ Ulf Gilborne



Facility Agent

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:      /s/ Michael I. Dicks


Swingline Agent

BANK ONE, NA

By:      /s/ Jan-Erik Andersen

                            S|E|B Merchant Banking
                             Debt Capital Markets
                      2 Cannon Street, London, EC4M 6XX
               Tel: +44 20 7246 4177  o  Fax: +44 20 7236 4178
                       E-mail: johan.sonandar@seb.co.uk

FAX

To:      Autoliv                                     From:  Johan Sonander
         Attn: Hannes Wadell
------------------------------------------------------------------------------
Fax:     +46 8 244459                                 Pages: 1
------------------------------------------------------------------------------
CC:                                                   Date: 5th November, 2001
------------------------------------------------------------------------------

|| Urgent  || For Review   || Please Comment  || Please Reply  || Please Recycle


------------------------------------------------------------------------------

                  Autoliv, Inc/Autoliv ASP, Inc./Autoliv AB
                        USD 850M Facilities Agreement
                          Dated 13th November, 2000

Dear Mr Wadell,

We write to you in our capacity as Facility Agent under the Agreement. Terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning when used in this letter.

We refer to your fax dated 21st September, advising your intention to exercise the Renewal Option as per Clause 2.7 of the Agreement.

For your information, Facility A will be renewed for a further 364 days from 12th November, 2001 to 11th November, 2002. The sum of the Banks' Facility A Commitments will be reduced from USD 320,000,000.00 to USD 274,258,823.53 due to Banca Monte dei Paschi, IntesaBci (form. Banca Commerciale Italiana), Landesbank Baden-Wutternberg, and the The Tokai Bank choosing not to renew their participation under this Facility. The remaining Banks' participations under Facility A will remain unchanged.

Yours faithfully.


Johan Sonander
for and on behalf of
S|E|B  Merchant Banking
Debt Capital Markets

                            S|E|B Merchant Banking
                             Debt Capital Markets
                      2 Cannon Street, London, EC4M 6XX
               Tel: +44 20 7246 4177  o  Fax: +44 20 7236 4178
                       E-mail: johan.sonandar@seb.co.uk

FAX

To:      The Participants                   From:  Johan Sonander
------------------------------------------------------------------------------
Fax:                                        Pages: 2
------------------------------------------------------------------------------
CC:                                         Date: 12th December, 2001
------------------------------------------------------------------------------

|| Urgent  || For Review   || Please Comment  || Please Reply  || Please Recycle

------------------------------------------------------------------------------


                 Autoliv, Inc./ Autoliv ASP, Inc./ Autoliv AB
                        USD 850M Facilities Agreement
                 Dated 13th November, 2000 (the "Agreement")

Dear Sirs

We write to you in our capacity as Facility Agent under the Agreement. Terms defined in the Agreement in this letter shall, unless the context otherwise requires, have the same meaning when used herein.

Clause 19.22 of the Agreement contains financial covenants for Autoliv, Inc, and its Subsidiaries (the "Group") which are Net Interest Bearing Debt to EBITDA and Operating Profit to Interest Expense. The Borrowers wish to clarify the interpretation of the definition of EBITDA and Operating Profit under the Agreement.

The Borrowers request that the write-offs and provisions (identified as unusual items) in the Group's interim report for the third quarter 2001 be excluded from the calculation of EBITDA and Operating Profit. Although deducted at operating income level, these items are clearly of a one-off nature.

In the third quarter 2001, the Group reported unusual items of a total negative value of USD 65 million, of which USD 63 million do not affect the Group's cash flow. The Borrowers have requested that they only include the USD 2 million that has a cash effect in the calculation of EBITDA and Operating Profit in respect to the calculation of the financial covenants under the Agreement. The USD 63 million related to provisions for restructuring and asset write-offs of the Seat Sub-System division, costs for moving the US and the Swedish textile operations to Mexico and Poland and additional costs for the partial integration of a former OEA plant into the main US inflator operations.

Bank One, NA and SEB Merchant Banking, in their capacity as Arrangers, support the above interpretation of the Agreement, since non-recurring items are generally not included in operating profit and EBITDA.

In the event that we have not heard otherwise from you before the end of business on Thursday 20th December, we will assume that we have your consent to the above interpretation. Please do not hesitate to call Asa Samuelsson, Caroline Heath or the undersigned (tel. +44 20 7246 4000) if you have any questions.

Yours faithfully


Johan Sonander
for and on behalf of
S|E|B  Merchant Banking
Debt Capital Markets

                                    S|E|B

Fax:

To:                                                  From:

Hannes Wadell                                         Johan Sonandar
-------------------------------------------------------------------------------
Company:                                             Department:

Autoliv AB                                            MB/DCM
-------------------------------------------------------------------------------
Fax:                                                 Fax:
+46 8 4117025                                          +44 20 7329 2304
                                                     Telephone:
                                                       +44 20 7246 4177
-------------------------------------------------------------------------------
Date:                      Pages, including this:    E-mail:

6th June 2002              3                         johan.sonandar@seb.co.uk
-------------------------------------------------------------------------------

                  Autoliv, Inc./Autoliv ASP, Inc./Autoliv AB
         USD 804 Million (orig. USD 850 Million) Facilities Agreement
                  Dated 13th November 2000 (the "Agreement")

Ladies and Gentlemen:

We write to you in our capacity as Facility Agent under the Agreement. Terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning when used herein. We hereby notify you of the following changes to details concerning the Facility Agent:

1.       Any reference in the Agreement to SEB Merchant Banking,
         Skandinaviska Enskilda Banken AB (publ) in its capacity as Facility Agent shall be replaced with SEB Merchant Banking, Debt Capital Markets, a unit within Skandinaviska Enskilda Banken AB (publ).

2. Any previous payment instructions for payments to the Facility Agent shall be replaced with effect from 13th June 2002 as per the attached sheet. Any payments made with value date prior to or on 13th June 2002 shall be paid to previously advised accounts in favour of SEB, London.

3. The current address and facsimile number of the Facility Agent in Clause 34.2(d) (Addresses for notices) of the Agreement shall as of 13th June 2002 be replaced with the following:

         (i) for notices relating to Clauses 5 (Revolving Loans), 6 (Swingline Loans), 7 (Repayment), 9 (Interest Periods), 10 (Interest), 11 (Optional Currencies) and 22 (Fees):

         Name:                Christine Pearson / Peter Bergengren
         Department:          SEB MB Foreign Credit Administration
         Address:             Karlavagen 108
                              106 40 Stockholm
                              Sweden
         Telephone no:        +46 8 7638642 / +46 8 7638586
         Facsimile no:        +46 8 6110384
         E-mail:              christine.pearson@seb.se / peter.bergengren@seb.se

         (ii)    for any other notices:

         Name:                 Johan Sonander / Mark Palmer
         Department:           SEB Debt Capital Markets
         Address:              Scandinavian House
                               2 Cannon Street
                               London  EC4M 6XX
                               United Kingdom
         Telephone no:         +44 20 7246 4177 / +44 20 7246 4699
         Facsimile no:         +44 20 7236 4178 / +44 20 7329 2304
         E-mail:               johan.sonander@seb.co.uk / mark.palmer@seb.co.uk

The telex number referred to in Clause 34.2(d) should cease to be used.

All the changes above are of an administrative nature only and do not in any way effect the rights and obligations of any of the Parties to this Agreement.

Kind regards,


Johan Sonander

                                     SEB

                   SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
                   ---------------------------------------

         Standard settlement instructions for foreign exchange and money market transactions

All payments should be marked for account of SEB, STOCKHOLM (swift code ESSESESS) with reference AUTOLIV / FOREIGN CREDIT ADMINISTRATION



                                   Bank names
Country                 Curr.      Acc. No.                           City               Swift Code
-------                 -----      --------                           ----               ----------

Canada                  CAD        Royal Bank of Canada               Toronto            ROYCCAT2
                                   9591142-588-3
Denmark                 DKK        Unibank                            Copenhagen         UNIBDKKK
                                   5000403389
EU                      EUR        SEB                                Stockholm          ESSESESS
                                   Via EBA-clearing
Hong Kong               HKD        Standard Chartered Bank            Hong Kong          SCBLHKHH
                                   41109495401
Japan                   JPY        Bank of Tokyo-Mitsubishi           Tokyo              BOTKJPJT
                                   653-0438839
Norway                  NOK        SEB                                Oslo               ESSENOKX
                                   9750 03 00020
Singapore               SGD        SEB                                Singapore          ESSESGSG
                                   38409089915
South Africa            ZAR        Standard Bank of South Africa      Johannesburg       SBZAZAJJ
                                   7555660
Sweden                  SEK        SEB                                Stockholm          ESSESESS
                                   5565 10 00631
Switzerland             CHF        UBS                                Zurich             UBSWCHZH 80A
                                   023000000 6622205 0000G
UK                      GPB        SEB                                London             ESSEGB2L / Sort Code
                                   19000019                                              40-48-65
USA                     USD        Bank of New York                   New York           IRVTUS3N / ABA
                                   803 3330031                                           021-000-018
